Exhibit 10.1

PURCHASE AGREEMENT

between

TWO MAIN DEVELOPMENT LLC,

a Delaware limited liability company

and

AMERICAN ASSETS TRUST, L.P., a Maryland

limited partnership

March 1, 2011

First and Main

100 SW Main Street

Portland, Oregon 97204

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AGREEMENT OF PURCHASE AND SALE

SUMMARY OF CERTAIN TERMS

Effective Date:	March 1, 2011

Seller:	Two Main Development LLC, a Delaware limited liability company

Seller’s Address:

Two Main Development LLC

c/o Shorenstein Properties LLC

235 Montgomery Street, 16th Floor

San Francisco, California 94104

Attention: Andrew Friedman

Telephone: (415) 772-7174

Facsimile: (415) 765-9080

Email: afriedman@shorenstein.com

with a copy to:

Shorenstein Properties LLC

235 Montgomery Street, 15th Floor

San Francisco, California 94104

Attention: Corporate Secretary

Telephone: (415) 772-7017

Facsimile: (415) 772-7080

with copy to:

Pillsbury Winthrop Shaw Pittman LLP

50 Fremont Street

San Francisco, California 94105

Attention: Stephen M. Wright, Esq.

Telephone: (415) 983-1188

Facsimile: (415) 983-1200

Email: stephen.wright@pillsburylaw.com

Buyer:	American Assets Trust, L.P., a Maryland limited partnership

Buyer’s Address:

American Assets Trust, L.P.

c/o American Assets Trust, Inc.

11455 El Camino Real, Suite 200

San Diego, California 92130

Attention: Mr. John Chamberlain

Telephone: (858) 350-2600

Facsimile: (858) 350-2620

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With a copy to:	American Assets Trust, L.P. c/o American Assets Trust, Inc. 11455 El Camino Real, Suite 200 San Diego, California 92130 Attention: Adam Wyll, Esq. Telephone: (858) 350-2600 Facsimile: (858) 350-2620

With a copy by email to:	gis@smclawoffices.com

Real Property:	100 SW Main Street, Portland, Oregon 97204

Purchase Price:	$129,434,224

Initial Deposit:	$1,000,000

Additional Deposit:	$4,000,000

Approval Date:	March 4, 2011

Seller Representative:	Andrew Friedman

Buyer Representative:	John Chamberlain

Title Company:	Chicago Title Insurance Company

Closing Date:	March 11, 2011

Closing Cost Allocations:

Costs	Buyer	Seller
Title Insurance	See Section 8.3
Escrow Fees	50%	50%
Recording Fees	100%
Survey Updates	100%
Transfer Tax	See Section 8.3

The information provided in this summary of certain terms is provided as a convenience only. In the event of any conflict between any information contained herein and the Agreement, the Agreement shall control.

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9.3	Governing Law	29
9.4	Construction	29
9.5	Terms Generally	29
9.6	Further Assurances	29
9.7	Partial Invalidity	29
9.8	Waivers	29
9.9	Miscellaneous	29
9.10	Time is of the Essence	30
9.11	Electronic Signatures	30
9.12	Exculpation	30
9.13	Or. Rev. Stat. § 93.040	31
9.14	Like Kind Exchange	31
9.15	Regulation 3-14 Cooperation	31

EXHIBITS

Exhibit A	Bargain and Sale Deed
Exhibit B	Assignment of Leases
Exhibit C	Bill of Sale
Exhibit D	Assignment of Contracts
Exhibit E	Assignment of Permits
Exhibit F-1	Tenant Estoppel Certificate
Exhibit F-2	Seller’s Estoppel Certificate
Exhibit G	Seller’s Closing Certificate
Exhibit H	Buyer’s Closing Certificate
Exhibit I	Certificate of Nonforeign Status

SCHEDULES

Schedule 1	Preliminary Report
Schedule 2	Leases
Schedule 3	Excluded Personal Property
Schedule 4	Construction Contracts and Warranties
Schedule 5	Service Contracts
Schedule 6	List of Building, Engineering and Environmental Reports
Schedule 7	Seller Disclosures
Schedule 8	Security Deposits and Letter of Credit
Schedule 9	Pending New Leases and Lease Amendments
Schedule 10	Seller TI/LC Obligations

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PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”), is entered into as of March 1, 2011, by and between TWO MAIN DEVELOPMENT LLC, a Delaware limited liability company (“Seller”), and AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership (“Buyer”).

W I T N E S S E T H:

In consideration of the covenants in this Agreement, Seller and Buyer agree as follows:

ARTICLE 1

Purchase and Sale

1.1 The Property. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, in accordance with this Agreement, the following property (collectively, the “Property”):

(a) That certain real property commonly known as First and Main located at 100 SW Main Street, and all entitlements, rights-of-way, easements and similar interest benefiting such real property (collectively, the “Real Property”), as more particularly described in preliminary report No. 472511488291TO-CTORM dated as of February 4, 2011 issued by Chicago Title Company and attached hereto as Schedule 1 and incorporated herein by reference (the “Preliminary Report”).

(b) Seller’s interest in all leases, lease amendments, lease guaranties, work letter agreements, improvement agreements, subleases, assignments, licenses, concessions and other agreements (the “Leases”) with all persons (“Tenants”) leasing, using or occupying the Property, including the Leases described on Schedule 2 attached hereto.

(c) Except for those items described on Schedule 3 attached hereto, all tangible and intangible personal property owned by Seller, located on or in the Real Property and used in connection with the operation and maintenance of the Property (the “Personal Property”).

(d) Seller’s interest in all construction contracts and agreements described in Schedule 4 attached hereto and all warranties and guaranties relating the Property (to the extent assignable)(the “Construction Contracts and Warranties”).

(e) Seller’s interest in all service contracts and agreements described in Schedule 5 attached hereto (the “Service Contracts”) that are approved pursuant to section 1.2(h).

(f) All building permits, certificates of occupancy, and other certificates, permits, licenses and approvals (the “Permits”) pertaining to the Real Property; provided, however, that Buyer shall be responsible for any expense incurred in connection with the transfer of such Permits.

1.2 Property Approval Period.

(a) During the period from the date of this Agreement to 5 p.m., Pacific standard time, on March 4, 2011 (the “Property Approval Period”), Buyer shall in accordance with this section 1.2, in good faith and with diligence, at Buyer’s sole cost and expense, review and investigate the physical and environmental condition of the Property, the character, quality and general utility of the Property, the zoning, land use, environmental and building requirements and restrictions applicable to the Property, the state of title to the Property, the Leases, the Construction Contracts and Warranties, the Service Contracts and the Permits. Buyer shall be responsible for preparing and paying the cost of any amendment or update to the survey of the Property dated January 14, 2008 prepared by MacKay & Sposito, Inc. (such existing survey, the “Survey”) that may be required by Buyer or its lender. Buyer shall determine whether or not the Property is acceptable to Buyer within the Property Approval Period. If, during the Property Approval Period, Buyer determines that the Property is not acceptable, Buyer shall have the right, by giving written notice to Seller on or before the last day of the Property Approval Period, to terminate this Agreement. If Buyer exercises the right to terminate this Agreement in accordance with this section 1.2, this Agreement shall terminate as of the date such termination notice is given by Buyer, in which event the Initial Deposit (defined below) shall be retained by Seller. If Buyer does not exercise the right to terminate this Agreement in accordance with this section 1.2, this Agreement shall continue in full force and effect, and Buyer shall have no further right to terminate this Agreement pursuant to this section 1.2.

(b) During the Property Approval Period, Seller shall make available to Buyer at the Property the following items (collectively, the “Diligence Documents”):

(i) all plans and specifications for the Property, logs and manuals for building equipment, if any, and governmental reports that Seller has in Seller’s possession or control, without request to or investigation of third parties, and permit Buyer to examine the structural, mechanical, electrical, plumbing, roof, foundation, soils and environmental condition of the Real Property. Buyer acknowledges that Seller has made available to Buyer, prior to the date hereof, the materials described in Schedule 6 attached hereto.

(ii) copies of all the Leases, all the Construction Contracts and Warranties, all Service Contracts and all tenant and correspondence files relating to the foregoing.

(iii) all of Seller’s books and records relating to the operation of the Property including, without limitation, the following documents that Seller has in its possession or control:

(A) copies of all certificates of occupancy, licenses, permits, authorizations, and approvals issued by all governmental authorities having jurisdiction over the Property and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions);

(B) copies of each bill for current real estate, personal property and possessory interest taxes, water charges and other utilities; and

(C) All records and files relating to the physical condition, operation and maintenance of the Property.

(c) Notwithstanding anything to the contrary herein, Seller shall not be required to provide, copy or make available to Buyer (and the Diligence Documents do not include) any internal memoranda, appraisals and valuation reports and similar information or information covered by the attorney-client privilege. Buyer acknowledges that the materials relating to the Property to be furnished by Seller to Buyer contain confidential and proprietary information. Buyer agrees to keep all such information confidential and not to disclose any such information to any third party except to the extent necessary to carry out the responsibilities of Buyer pursuant to this section 1.2 or to obtain financing for the Property. Notwithstanding the foregoing, Buyer shall also have the right to disclose or publically file such confidential information (including this Agreement and its exhibits/schedules) as shall be required to comply with any governmental or legal requirements applicable to Buyer or as shall be necessary to Buyer’s prosecution of its rights and remedies under this Agreement. If Buyer exercises the right to terminate this Agreement in accordance with this section 1.2, Buyer shall, within five (5) days after the termination date, return to Seller all copies of all materials relating to the Property theretofore furnished by Seller. No representation or warranty in respect of any documents, reports, studies, information or other materials (including the accuracy or completeness thereof) are or shall be deemed to be made or provided by Seller relating thereto or to the Property or otherwise, and Buyer hereby acknowledges that no representations or warranties, either express or implied, were made by Seller (other than as expressly set forth in this Agreement or the documents and instruments executed by Seller in connection with this Agreement) with respect to any of the foregoing. To the extent any person or entity, other than Seller as expressly set forth herein, including any surveyors, appraisers, title agents, tenants, escrow agent, attorneys, engineering consultants or environmental consultants, made any representations or warranties (other than as expressly set forth in section 5.1) or any other statements (verbal or written) to Buyer, or provided any documents, reports, studies, information or other materials, Buyer acknowledges it shall have no claim or right of action against Seller arising therefrom, nor any right to rescind or revoke this Agreement on account thereof.

(d) Buyer shall indemnify Seller and Seller Parties (defined below) for, defend Seller and Seller Parties against, and hold Seller and Seller Parties harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from any entry on the Property by Buyer or any of Buyer’s representatives. The foregoing indemnification covenant shall survive any termination of this Agreement. If this Agreement is terminated for any reason other than Seller’s default and Seller, at Seller’s option, requests any reports relating to the Property provided to Buyer by third parties (the “Buyer Reports”), Buyer shall deliver the Buyer Reports to Seller; provided, however, such delivery shall be without representation or warranty as to the accuracy or completeness of any such Buyer Reports, and Seller acknowledges that Seller (and anyone to whom Seller provides such Buyer Reports) shall have no claim or right of action against Buyer arising therefrom. Notwithstanding anything to the contrary herein, Buyer shall not be required to provide, copy or make available to Seller any internal memoranda, appraisals and valuation reports and similar information or information covered by the attorney-client privilege.

(e) Buyer shall maintain, and shall ensure that its contractors, agents and third parties under its control maintain, public liability and property damage insurance from a licensed insurance company insuring Buyer and its representatives against any liability arising out of any entry or inspections of the Property pursuant to the provisions hereof. Such insurance maintained by Buyer (and Buyer’s agents) shall be in the amount of Three Million Dollars ($3,000,000) combined single limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. Any policy maintained by Buyer (and Buyer’s agents) shall (i) insure the contractual liability of Buyer covering Seller, (ii) name the Seller (and its successors and assigns), Shorenstein Properties LLC, a Delaware limited liability company, and Shorenstein Realty Services, L.P., a Delaware limited partnership (“SRS”), as additional insureds, (iii) contain a cross-liability provision, (iv) contain a provision that the insurance provided by Buyer hereunder shall be primary and noncontributing with any other insurance available to such Seller, and (v) be in form and substance adequate to insure against all liability of Buyer and its agents arising out of any entry or inspections of the Property pursuant to the provisions of this section 1.2. Buyer shall provide Seller with evidence of such insurance coverage prior to any entry or inspection of the Property.

(f) Buyer, by giving notice to Seller on or before the Property Approval Date (the “Title Objection Date”), may object to any title exception in the Preliminary Report or any matter shown on the Survey or any matter shown on any update to the Survey or new survey. Buyer, by giving notice to Seller on or before the date that is two (2) business days after the discovery thereof, may object to any title exception in any update to the Preliminary Report. Buyer shall be deemed to have approved title to the Property as shown in the Preliminary Report, as updated and the Survey, or any updates or new surveys, unless Buyer objects to any title exception or survey matter in accordance with this section 1.2. If Buyer makes any such objection, Seller may, by giving notice to Buyer on or before the date that is three (3) business days after Buyer’s objection notice, elect either to remove such objections (or insure over such objections if reasonably acceptable to Buyer) or not to remove such objections. Seller shall be deemed to have elected not to remove any such objection (or insure over such objection) unless Seller elects to remove or insure over any such objection in accordance with this section 1.2. If Seller elects to remove or insure over any such objection, Seller shall remove or insure over the title exception or survey matter in question on or before the Closing Date (defined below). If Seller elects (or is deemed to have elected) not to remove or insure over any such objection, Buyer shall have the right, by giving notice to Seller on or before the date that is five (5) business days after Seller’s election not to cure (or deemed election not to cure), either to terminate this Agreement (in which case the Initial Deposit (as defined below) shall be retained by Seller) or to withdraw such objection and accept title to the Property subject to the title exception or survey matter in question. If Buyer does not exercise the right to terminate this Agreement in accordance with this section 1.2, Buyer shall be deemed to have approved title to the Property subject to the title exception or survey matter in question and to have withdrawn such objection. If Seller requires additional time to remove or insure over a title exception identified by Buyer, the Closing Date shall be postponed for up to thirty (30) days as Seller may deem necessary to remove such title exception.

(g) Seller hereby grants Buyer the right to enter onto/into the Real Property for purposes relating to Buyer’s activities under this section 1.2; which right shall be subject to the requirements of this section 1.2 and shall continue until the Closing or earlier termination of this Agreement. Buyer acknowledges and agrees that any and all inspections of the Property shall be conducted in a manner not unreasonably disruptive to tenants or to the operation of the Property. With respect to meetings with tenants and subtenants, Seller agrees to permit Buyer to meet with tenants of the Property; provided, however, that Buyer must provide Seller with written notice of such proposed meeting (which shall be arranged by Seller) at least two (2) business days prior thereto, and also provided that a representative of Seller, at Seller’s election, is available for and is present at such meeting. Except as expressly set forth above, neither Buyer nor any of the Buyer’s representatives shall contact tenants of the Property or make any inquiries of tenants of the Property. Seller shall make available to Buyer Seller’s employees, representatives, contractors, building engineers, leasing agents and property managers (and their employees) at times and frequencies reasonably sufficient to allow Buyer to conduct its due diligence prior to the end of the Property Approval Period. Seller shall have the right to have a representative present during any due diligence investigations conducted by Buyer at the Property. In the event Buyer or any of Buyer’s representatives desire to conduct any physically intrusive due diligence, such as sampling of soils, inspection of building materials, roof inspections, drilling wells or the like, Buyer shall identify in writing exactly what procedures such party desires to perform and the identity of the contractor or consultant which will perform such work and request Seller’s express prior written consent thereto, which consent may be given or withheld in Seller’s sole and absolute discretion. Upon receipt of Seller’s written consent, Buyer and/or Buyer’s representatives, as applicable, shall perform any and all due diligence strictly in compliance with the agreed upon procedures and with any and all laws, ordinances, rules, regulations, permits and licenses applicable to the Property.

(h) On or before the expiration of the Property Approval Period, Buyer shall have the right to disapprove, by written notice to Seller, any of the Service Contracts that are not terminable without penalty or fee upon no more than thirty (30) days prior notice. If Buyer desires to have any Service Contract terminated that is not expressly terminable upon no more than thirty (30) days notice without penalty or fee (each a “Non-Terminable Service Contract”), then Buyer shall notify Seller in writing of any such Non-Terminable Service Contract that it desires to have terminated. If Buyer notifies Seller that desires to terminate a Non-Terminable Service Contract and Seller responds in writing that Seller will not terminate such Non-Terminable Service Contract, then Buyer’s sole remedy will be to terminate this Agreement. All of the Service Contracts which are either terminable on no more than thirty (30) days’ notice without penalty or fee, or which are not disapproved by Buyer, or with respect to which Buyer’s initial disapproval is waived or deemed to be waived hereunder by virtue of Buyer’s failure to disapprove a Service Contract prior to the expiration of the Property Approval Period, are referred to as the “Approved Service Contracts.” Notwithstanding the foregoing, Buyer shall be required to assume Seller’s obligations, if any, for leasing commissions due to outside brokers: (1) for tenants already installed who exercise renewal or expansion options under their leases after the date of this Agreement and (2) for leases under negotiation prior to the Closing and disclosed to Buyer on Schedule 9 (including any commissions due to SRS described on such schedule), or otherwise disclosed in writing to Buyer pursuant to section 6.1, and which are executed within one hundred twenty (120) days after the Closing.

ARTICLE 2

Purchase Price

2.1 Amount and Payment. The total purchase price for the Property (the “Purchase Price”) shall be One Hundred Twenty Nine Million Four Hundred Thirty Four Thousand Two Hundred Twenty Four Dollars ($129,434,224). At the Closing on the Closing Date, Buyer shall pay the total purchase price for the Property to Seller in cash in immediately available funds, subject to adjustments as provided in section 8.4.

2.2 Deposit. Upon execution of this Agreement, Buyer shall deposit the sum of One Million Dollars ($1,000,000) (the “Initial Deposit”) in cash in immediately available funds in escrow with Chicago Title Insurance Company, 455 Market Street, Suite 2100, San Francisco, California 94105, Attention: Terina Kung, phone: (415) 291-5128, fax: (415) 896-9423 (the “Title Company”). The Initial Deposit shall be nonrefundable to Buyer and shall be released to Seller in the event Buyer elects to terminate this Agreement in accordance with section 1.2. Buyer’s failure to deposit the Initial Deposit in escrow in a timely manner shall constitute a material breach of this Agreement and Buyer shall be liable for the amount of the Initial Deposit as liquidated damages for such breach. If Buyer does not exercise the right to terminate this Agreement in accordance with section 1.2 hereof, Buyer shall, on or before the last day of the Property Approval Period, deposit the additional sum of Four Million Dollars ($4,000,000) (the “Additional Deposit”) in cash in immediately available funds in escrow with the Title Company. The Initial Deposit and the Additional Deposit together with all interest earned thereon shall collectively be referred to as the “Deposit.” The Deposit shall be held by the Title Company in an interest-bearing account designated in writing by Buyer and approved in writing by Seller. If Seller and Buyer complete the purchase and sale of the Property in accordance with this Agreement, the Deposit and all interest thereon shall be applied to payment of the total purchase price for the Property in accordance with section 2.1 hereof. If Buyer exercises the right to terminate this Agreement in accordance with section 1.2 hereof, or if the purchase and sale of the Property is not completed and this Agreement terminates for any reason other than a material default by Buyer under or a material breach by Buyer of this Agreement, then (i) the Deposit and all interest thereon shall be returned to Buyer upon such termination of this Agreement and (ii) if requested by Seller, Buyer shall provide Seller with original and copies of all studies, tests, reports and other documents or materials relating to the Property prepared, conducted or made by, for or on behalf of Buyer in accordance with section 1.2.

2.3 Liquidated Damages. SELLER AND BUYER AGREE THAT, IF THE PURCHASE AND SALE OF THE PROPERTY IS NOT COMPLETED IN ACCORDANCE WITH THIS AGREEMENT BECAUSE BUYER DEFAULTS UNDER OR BREACHES THIS AGREEMENT AND FAILS TO CURE SUCH DEFAULT OR BREACH WITHIN ONE BUSINESS DAY OF WRITTEN NOTICE, SELLER SHALL BE ENTITLED TO TERMINATE THIS AGREEMENT AND UPON TERMINATION THE DEPOSIT SHALL BE PAID TO SELLER AS LIQUIDATED DAMAGES AND AS SELLER’S SOLE AND EXCLUSIVE REMEDY IN THE CASE OF SUCH A DEFAULT OR BREACH BY BUYER UNDER THIS AGREEMENT. BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGE THAT SELLER MAY SUFFER IN THE EVENT OF SUCH DEFAULT BY BUYER. THEREFORE,

BUYER AND SELLER AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IF BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AN AMOUNT EQUAL TO THE DEPOSIT. THE PAYMENT OF THIS AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. SELLER AND BUYER HAVE MADE THIS PROVISION FOR LIQUIDATED DAMAGES BECAUSE IT WOULD BE DIFFICULT TO CALCULATE, ON THE DATE HEREOF, THE AMOUNT OF ACTUAL DAMAGES FOR SUCH BREACH, AND THESE SUMS REPRESENT REASONABLE COMPENSATION TO SELLER FOR SUCH BREACH.

SELLER’S INITIALS:              BUYER’S INITIALS:

2.4 Seller Default. Seller and Buyer agree that, if the purchase and sale of the Property is not completed in accordance with this Agreement because Seller materially defaults under or materially breaches this Agreement, Buyer shall be entitled, as Buyer’s sole remedy to either (i) terminate this Agreement and upon termination the Deposit shall be returned to Buyer and Seller shall reimburse Buyer for the actual, documented third-party costs incurred by Buyer in connection with this transaction, but not in excess of Two Hundred Fifty Thousand Dollars ($250,000) or (ii) demand and have specific performance of this Agreement (provided, however, if the remedy of specific performance is unavailable due solely to the fact that the Property has been sold by Seller to a bona fide purchaser, then Buyer shall be entitled to bring an action against Seller for damages). Buyer shall be deemed to have elected to terminate this Agreement and receive back the Deposit if Buyer fails to file suit for specific performance against Seller in a court of competent jurisdiction, on or before the date which is thirty (30) days following the date upon which Closing was to have occurred. Buyer waives any right to record a lis pendens on the Property.

ARTICLE 3

Completion of Sale

3.1 Place and Date. The purchase and sale of the Property shall be completed in accordance with Article 8 hereof (the “Closing”). Subject to the terms of this Agreement, the Closing shall occur through Escrow No. 160310130 with the Title Company on March 11, 2011 (the “Closing Date”). Prior to the Closing Date, Seller and Buyer each shall give appropriate written escrow instructions, consistent with this Agreement, to the Title Company for the Closing in accordance with this Agreement and upon giving such instructions such party need not be physically present at the Closing. Seller shall have the right to extend the Closing Date for an additional thirty (30) days in order to obtain Tenant Estoppel Certificates executed by Tenants in order to satisfy the Minimum Estoppel Requirement set forth in Section 7.2(d).

ARTICLE 4

Title and Condition

4.1 Title to the Property. Seller shall convey to Buyer fee title to the Real Property, by a duly executed and acknowledged statutory special warranty deed (the “Deed”) in the form of Exhibit A attached hereto, free and clear of all monetary liens (including, without limitation, all deeds of trust and mechanics’ liens), encumbrances, leases, easements, restrictions, rights, covenants and conditions, except the following (the “Permitted Exceptions”): (a) the matters shown as exceptions in the Preliminary Report, or any updates thereto and approved (or deemed to be approved) by Buyer pursuant to section 1.2 hereof; (b) the Leases; (c) matters which would be shown by a correct survey of the Property or a physical inspection of the Property to the extent not disapproved by Buyer (and agreed to be cured or insured over by Seller) pursuant to section 1.2 hereof; (d) taxes and assessments which are not past due as of the Closing Date; and (e) any other matters created, permitted or approved by Buyer.

4.2 Leases. Seller shall assign good title to Seller’s interest in the Leases to Buyer and Buyer shall assume said Leases, by a duly executed Assignment and Assumption of Leases (the “Assignment of Leases”) in the form of Exhibit B attached hereto.

4.3 Personal Property. Seller shall transfer all of Seller’s title to the Personal Property to Buyer, by a duly executed Bill of Sale (the “Bill of Sale”) in the form of Exhibit C attached hereto without warranty or covenant.

4.4 Contracts. Seller shall assign all of Seller’s interest in the Construction Contracts and Warranties and all of Seller’s interest in the Approved Service Contracts (collectively, the “Contracts”) to Buyer and Buyer shall assume the Contracts, by a duly executed Assignment and Assumption of Contracts (the “Assignment of Contracts”) in the form of Exhibit D attached hereto.

4.5 Permits. Seller shall assign all of Seller’s interest in the Permits to Buyer, by a duly executed Assignment of Permits (the “Assignment of Permits”) in the form of Exhibit E attached hereto without warranty or covenant.

4.6 Acceptance of Title. Buyer’s acceptance of the Deed from Seller for the Real Property at the Closing on the Closing Date and the issuance of the Title Policy (defined below) or a marked-up commitment to Buyer by the Title Company on the Closing Date shall conclusively establish that Seller conveyed the Property to Buyer as required by this Agreement and shall discharge in full Seller’s obligations under section 4.1 hereof with respect to title to the Real Property.

4.7 “AS IS” Sale

(a) Prior to the Closing:

(i) Buyer shall conduct all such inspections, investigations, tests, analyses, appraisals and evaluations of the Property (including for Hazardous Materials, as defined below) as Buyer considers necessary or appropriate (all of such inspections, investigations and reports being herein collectively called the “Investigations”).

(ii) Seller shall make available to Buyer, and otherwise allow Buyer access to, the Diligence Documents pursuant to section 1.2 hereof.

(b) Buyer represents to Seller that it is experienced in the acquisition of real property similar to the Real Property and that Buyer recognizes the risks of acquiring and owning the Property and that an allocation of risk is intended by this Agreement.

(c) Prior to Closing Buyer shall review, examine, evaluate and verify all Diligence Documents and the results of the Investigations to the extent it deems necessary or appropriate with the assistance of such experts as Buyer deemed appropriate and:

(i) shall be familiar with the physical condition of the Property;

(ii) shall have completed its due diligence with respect to the Property and the Diligence Documents to its satisfaction;

(iii) shall be acquiring the Property based exclusively upon its own investigations and inspections of the Property and the Diligence Documents; and

(iv) shall be represented by advisors and consultants (including legal counsel) of its choice in the transaction contemplated by this Agreement.

(d) EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT THAT EXPRESSLY SURVIVE THE CLOSING AND INSTRUMENTS EXECUTED BY SELLER AT CLOSING (THE “SELLER’S WARRANTIES”), THE PROPERTY IS BEING SOLD, AND BUYER IS ACCEPTING POSSESSION OF THE PROPERTY ON THE CLOSING DATE, “AS IS, WHERE IS, WITH ALL FAULTS,” WITH NO RIGHT OF SETOFF OR REDUCTION IN THE PURCHASE PRICE. EXCEPT FOR SELLER’S WARRANTIES, NEITHER SELLER, ITS COUNSEL OR BROKERS, NOR ANY PARTNER, OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF SELLER, ITS COUNSEL OR BROKERS NOR ANY OTHER PARTY RELATED IN ANY WAY TO ANY OF THE FOREGOING (EACH A “SELLER PARTY” AND COLLECTIVELY THE “SELLER PARTIES”) HAVE OR SHALL BE DEEMED TO HAVE MADE ANY VERBAL OR WRITTEN REPRESENTATIONS, WARRANTIES, PROMISES OR GUARANTEES (WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) TO BUYER WITH RESPECT TO THE PROPERTY, ANY MATTER SET FORTH, CONTAINED OR ADDRESSED IN THE DILIGENCE DOCUMENTS (INCLUDING, BUT NOT LIMITED TO, THE ACCURACY AND COMPLETENESS THEREOF) OR THE RESULTS OF THE INVESTIGATIONS.

(e) AT CLOSING BUYER SHALL HAVE HAD THE OPPORTUNITY TO CONDUCT TESTING AND INSPECTIONS TO CONFIRM INDEPENDENTLY ALL INFORMATION THAT BUYER CONSIDERS MATERIAL TO ITS PURCHASE OF THE PROPERTY OR THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT. EXCEPT FOR SELLER’S WARRANTIES, BUYER IS NOT RELYING ON (AND SELLER

AND EACH OF THE SELLER PARTIES DOES HEREBY DISCLAIM AND RENOUNCE) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER OR THE SELLER PARTIES, AS TO: (i) THE OPERATION OF THE PROPERTY OR THE INCOME POTENTIAL, USES, OR MERCHANTABILITY OR FITNESS OF ANY PORTION OF THE PROPERTY FOR A PARTICULAR PURPOSE; (ii) THE PHYSICAL CONDITION WHETHER VISIBLE OR NOT, OF THE PROPERTY OR THE CONDITION OR SAFETY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING, VENTILATING AND AIR CONDITIONING, LIFE SAFETY, BUILDING MANAGEMENT, VERTICAL TRANSPORTATION, AND ELECTRICAL SYSTEMS, ROOFING, FOUNDATIONS, SOILS AND GEOLOGY, INCLUDING HAZARDOUS MATERIALS, LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON FOR A PARTICULAR PURPOSE; (iii) THE PRESENCE OR ABSENCE, LOCATION OR SCOPE OF ANY HAZARDOUS MATERIALS IN, AT, OR UNDER THE PROPERTY; (iv) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (v) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (vi) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE MUNICIPAL, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES; (vii) THE ACCURACY OF ANY STATEMENTS, CALCULATIONS OR CONDITIONS STATED OR SET FORTH IN SELLER’S BOOKS AND RECORDS CONCERNING THE PROPERTY OR SET FORTH IN THE DILIGENCE DOCUMENTS OR ANY OF SELLER’S OFFERING MATERIALS WITH RESPECT TO THE PROPERTY; (viii) THE DIMENSIONS OF THE PROPERTY OR THE ACCURACY OF ANY FLOOR PLANS, SQUARE FOOTAGE, LEASE ABSTRACTS, SKETCHES, REVENUE OR EXPENSE PROJECTIONS RELATED TO THE PROPERTY; (ix) THE OPERATING PERFORMANCE, THE INCOME AND EXPENSES OF THE PROPERTY OR THE ECONOMIC STATUS OF THE PROPERTY; (x) THE ABILITY OF BUYER TO OBTAIN ANY AND ALL NECESSARY GOVERNMENTAL APPROVALS OR PERMITS FOR BUYER’S INTENDED USE AND DEVELOPMENT OF THE PROPERTY; (xi) THE LEASING STATUS OF THE PROPERTY OR THE INTENTIONS OF ANY PARTIES WITH RESPECT TO THE NEGOTIATION AND/OR EXECUTION OF ANY LEASE FOR ANY PORTION OF THE PROPERTY; AND (xii) SELLER’S OWNERSHIP OF ANY PORTION OF THE PROPERTY.

(f) EXCEPT TO THE EXTENT SET FORTH IN THE SELLER’S WARRANTIES, NEITHER SELLER NOR ANY SELLER PARTY IS UNDER ANY DUTY (AND BUYER HEREBY RENOUNCES ANY DUTY OF SELLER OR ANY SELLER PARTY) TO MAKE ANY AFFIRMATIVE DISCLOSURES OR INQUIRY REGARDING ANY MATTER RELATING TO THE PROPERTY THAT MAY OR MAY NOT BE KNOWN TO SELLER OR ANY SELLER PARTY.

(g) BUYER, FOR BUYER AND BUYER’S SUCCESSORS AND ASSIGNS, HEREBY RELEASES SELLER AND SELLER PARTIES, AND THEIR SUCCESSORS AND ASSIGNS FROM, AND WAIVES ALL CLAIMS AND LIABILITY, INCLUDING ENVIRONMENTAL LIABILITY (DEFINED BELOW), AGAINST SELLER AND SELLER PARTIES, AND THEIR SUCCESSORS AND ASSIGNS FOR OR ATTRIBUTABLE TO THE FOLLOWING:

(i) ANY AND ALL STATEMENTS OR OPINIONS HERETOFORE OR HEREAFTER MADE, OR INFORMATION FURNISHED, BY THEM TO BUYER OR ITS AGENTS OR REPRESENTATIVES RELATING TO THE PROPERTY, EXCEPT FOR SELLER’S WARRANTIES; AND

(ii) ANY STRUCTURAL, PHYSICAL OR ENVIRONMENTAL CONDITION AT THE PROPERTY, INCLUDING, CLAIMS OR LIABILITIES RELATING TO THE PRESENCE, DISCOVERY OR REMOVAL OF ANY HAZARDOUS MATERIALS IN, AT, ABOUT OR UNDER THE PROPERTY, OR FOR, CONNECTED WITH OR ARISING OUT OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON ENVIRONMENTAL LAW (DEFINED BELOW).

(h) AFTER CLOSING, AS BETWEEN BUYER AND SELLER, THE RISK OF LIABILITY OR EXPENSE ASSOCIATED WITH THE PROPERTY (INCLUDING ENVIRONMENTAL LIABILITIES), EVEN IF ARISING FROM EVENTS BEFORE CLOSING, WILL BE THE SOLE RESPONSIBILITY OF BUYER, REGARDLESS OF WHETHER THE LIABILITIES WERE KNOWN OR UNKNOWN AT CLOSING. ONCE CLOSING HAS OCCURRED, BUYER INDEMNIFIES SELLER FOR, HOLDS SELLER HARMLESS FROM, AND RELEASES SELLER FROM LIABILITY FOR ANY LATENT DEFECTS AND FROM ANY LIABILITY ASSOCIATED WITH THE PROPERTY, INCLUDING LIABILITY UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT, THE RESOURCE CONSERVATION AND RECOVERY ACT, AND ANY OTHER ENVIRONMENTAL LAWS. BUYER INDEMNIFIES SELLER FOR, HOLDS SELLER HARMLESS FROM, AND RELEASES SELLER FROM ANY LIABILITY ASSOCIATED WITH THE PROPERTY ARISING AS THE RESULT OF SELLER’S OWN NEGLIGENCE OR THE NEGLIGENCE OF SELLER’S REPRESENTATIVES. BUYER INDEMNIFIES SELLER FOR, HOLDS SELLER HARMLESS FROM, AND RELEASES SELLER FROM ANY LIABILITY FOR ENVIRONMENTAL LIABILITIES AFFECTING THE PROPERTY ARISING AS THE RESULT OF THEORIES OF PRODUCTS LIABILITY AND STRICT LIABILITY, OR UNDER NEW LAWS OR CHANGES TO EXISTING LAWS ENACTED AFTER THE DATE OF THIS AGREEMENT THAT WOULD OTHERWISE IMPOSE ON SELLERS IN THIS TYPE OF TRANSACTION NEW LIABILITIES FOR ENVIRONMENTAL LIABILITIES AFFECTING THE PROPERTY.

(i) This section 4.7 shall survive the Closing.

4.8 Environmental Definitions. As used herein “Environmental Law” means any international, federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, consent decree or judgment, in each case in existence as of the Closing Date, relating to or regulating human health or safety, or industrial hygiene or environmental conditions or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes the Comprehensive Environmental Response Compensation and

Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Oil Pollution Act of 1990 and any state laws implementing the foregoing federal laws. As used herein “Environmental Liability” means any claim, demand, order, suit, obligation, liability, cost (including, the cost of any investigation, testing, compliance or remedial action), consequential damages, loss or expense (including attorneys’ and consultants’ fees and expenses) arising out of, relating to or resulting from any Environmental Law or environmental, health or safety matter or condition, including natural resources, and related in any way to the Property or to this Agreement or its subject matter, in each case, whether arising or incurred before, on or after the Closing Date. As used herein “Hazardous Materials” means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls, (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under any Environmental Law or any Mold or Mold Condition. As used herein “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Materials into or through soil, surface water or groundwater. As used herein “Mold” means mold, mildew, fungus or other potentially dangerous organisms. As used herein “Mold Condition” means the presence of Mold or any condition(s) that reasonably can be expected to indicate the presence of Mold, including observed discoloration of walls, ceilings or floors, complaints received within the last six (6) months of respiratory ailment or eye irritation by tenants, employees or any other occupants or invitees in the Property or any notice from a governmental agency of complaints regarding the indoor air quality at the Property.

ARTICLE 5

Representations and Warranties

5.1 Seller. The representations and warranties of Seller in this section 5.1 and in Seller’s Closing Certificate (defined below) are a material inducement for Buyer to enter into this Agreement. Such representations and warranties shall survive the Closing for only nine (9) months after the Closing Date (including, without limitation, all covenants and indemnities included in the exhibits attached hereto)(the “Survival Period”), at which time such representations and warranties shall terminate. Except as disclosed on Schedule 7 attached hereto, Seller represents and warrants to Buyer as of the date of this Agreement as set forth below in this section 5.1.

(a) Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Seller is duly qualified to do business and is in good standing in the State of Oregon. Seller has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller, and all required consents or approvals have been duly obtained, and neither the execution and delivery of this Agreement, nor the incurrence of the obligations set forth in this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance with the provisions of this Agreement will conflict with or result in a breach of any of the provisions of, or constitute a default under, any bond, note or other evidence of indebtedness, contract, indenture, mortgage, deed of trust, loan, agreement, lease, or other agreement or instrument to which Seller is a party or by which the Real Property may be bound. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

(b) The Leases in effect as of the date of this Agreement are accurately described on Schedule 2 attached hereto and at the Closing there will be no other leases, rental agreements, or similar agreements granting rights of occupancy to any portion of the Real Property other than (i) the Leases described on such Schedule 2, and (ii) any leases entered into in accordance with the provisions of section 6.1 of this Agreement. The Leases have not been amended or modified by Seller except as shown on Schedule 2, the copies of the Leases provided to, or made available to, Buyer are true, complete, and correct copies of such Leases (including all amendments, addenda, and other agreements relating thereto) currently in the possession of Seller and, to the best of Seller’s knowledge, no party is in default under any of the Leases. The security deposits held by Seller under the Leases are correctly set forth in Schedule 8 attached hereto.

(c) To Seller’s knowledge and except for office and janitorial supplies typically used in Class A office buildings, there are no Hazardous Materials are present in, on or under the Real Property, and there is no present Release of any Hazardous Material in, on or under the Real Property except as disclosed on Schedule 6.

(d) To Seller’s knowledge, Seller has received no written notice that there is any litigation, arbitration or other legal or administrative suit, action or proceeding pending against Seller relating to the Real Property or any part thereof that would materially affect the value of the Real Property.

(e) Seller is not a “foreign person” as defined in section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

(f) Except for Eastdil Secured (“Broker”), Seller has not dealt with any real estate broker or finder in connection with the sale of the Property to Buyer or this Agreement.

(g) Seller has not previously assigned, transferred, or conveyed, or purported to assign, transfer, or convey, any right, title, or interest in the Property or any portion thereof (other than conveyances for security purposes which have previously, or will be as of Closing, be terminated).

As used herein, “to Seller’s knowledge,” “to the knowledge of Seller” and similar phrases shall mean to the current actual knowledge of Gregg Meyer (as Asset Manager) only, without any duty of independent investigation or inquiry. Actual knowledge shall not be deemed to exist merely be assertion by Buyer of a claim that any of the foregoing persons should have known of such facts or circumstances, if such person did not have actual knowledge such facts and circumstances.

5.2 Buyer. The representations and warranties of Buyer in this section 5.2 and in Buyer’s Closing Certificate (defined below) are a material inducement for Seller to enter into this Agreement. Seller would not sell the Property to Buyer without such representations and warranties of Buyer. Such representations and warranties shall survive the Closing for the Survival Period, at which time such representations and warranties shall terminate. Buyer represents and warrants to Seller as of the date of this Agreement as set forth below in this section 5.2.

(a) Buyer is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Maryland. Buyer is (or shall be prior to the Closing) duly qualified to do business and is in good standing in the State of Oregon. Buyer has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary action on the part of Buyer and all required consents or approvals have been duly obtained or will be obtained. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

(b) Except for Eastdil Secured, Buyer has not dealt with any real estate broker or finder in connection with the purchase of the Property from Seller or this Agreement.

ARTICLE 6

Covenants

6.1 Seller. Seller covenants and agrees with Buyer as follows:

(a) Prior to the expiration of the Property Approval Period, Seller shall provide Buyer with updated lists of Leases and Contracts. After the execution of this Agreement, Seller shall not execute any additional lease or any contract affecting the Real Property or amend, modify, renew, extend or terminate any of the Leases, the Contracts or the Permits in any material respect without the prior approval of Buyer, which approval shall not be unreasonably withheld, provided that Seller will not be obligated to obtain Buyer’s written approval (i) if Seller is contractually obligated to take such action under the terms of any such Lease, Contract or Permit or (ii) to enter into any new Lease or amendment to Lease currently under negotiation as described on Schedule 9 attached hereto provided that such new Lease or amendment to Lease is entered into on substantially the terms described on Schedule 9. Between the date of this Agreement and the Closing Date, Seller shall manage, operate, maintain and repair the Real Property and the Personal Property in the ordinary course of business in accordance with sound property management practice, keep the Real Property and the Personal Property in good repair and working order and sound condition, promptly give Buyer copies of written notices received by Seller asserting any material breach or default under the Leases or the Contracts or any material violation of the Permits or any covenants, conditions, restrictions, laws, statutes, rules, regulations or ordinances applicable to the Real Property or the Personal Property, and perform when due Seller’s obligations under the Leases, the Contracts and the Permits in accordance with the Leases, the Contracts and the Permits and all applicable laws. Between the date of this Agreement and the Closing Date, Seller shall keep or cause to be kept in force property insurance covering all buildings, structures, improvements, machinery, fixtures and equipment included in the Real Property insuring against risks of physical loss or damage, subject to standard exclusions, with such policy limits as Seller determines is prudent in the exercise of sound property management practices.

(b) Seller shall indemnify Buyer for, and defend Buyer against, and hold Buyer harmless from all actions, claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, that may be suffered or incurred by Buyer if any representation or warranty made by Seller in section 5.1 hereof or in Seller’s Closing Certificate was untrue or incorrect in any material respect when made or that may be caused by any breach by Seller of any such representation or warranty. Notwithstanding the foregoing, Buyer shall not have the right to enforce any claim, nor shall Seller be liable in any way to Buyer, for a breach of a representation or warranty of Seller if the breach in question results from or is based on a condition, state of facts or other matter of which Buyer had actual knowledge prior to the Closing (which for purposes hereof will mean the actual knowledge of John W. Chamberlain). Furthermore, Seller shall have no liability to Buyer for a breach of any representation or warranty made by Seller under section 5.1 hereof or in Seller’s Closing Certificate unless written notice containing a description of the specific nature of such breach has been given by Buyer to Seller and Buyer shall have commenced an action against Seller with respect to such breach prior to the date that is thirty (30) days after the expiration of the Survival Period. Furthermore, no claim for breach of any representation or warranty of Seller shall be actionable or payable unless the valid claims for all such breaches collectively aggregate more than Four Hundred Thousand Dollars ($400,000), in which event the full amount of such claims shall be actionable. In no event shall the aggregate liability of Seller to Buyer by reason of a breach of one or more of Seller’s representations exceed the sum of Three Million Dollars ($3,000,000).

(c) Seller shall use commercially reasonable efforts (but shall not be obligated to compensate any tenants in connection therewith) to obtain an estoppel certificate (the “Tenant Estoppel Certificate”) executed by each tenant under each of the Leases that is either: (i) substantially in the form of Exhibit F-1 attached hereto, (ii) substantially in the form required by the Lease for such tenant, or (iii) for governmental entities, is in the form provided by such governmental entity and to deliver each Tenant Estoppel Certificate to Buyer before the Closing Date. For the avoidance of doubt, if the tenant in question marks up or amends the form or substance of the estoppel certificate provided by the landlord such that (i) it is inconsistent with the applicable Lease or (ii) it discloses a material default under the Lease or identifies a potential claim against the landlord, such document shall not qualify as a Tenant Estoppel Certificate for purposes of satisfying the provisions of Section 7.2(d).

(d) If the purchase and sale of the Property is completed in accordance with this Agreement, Seller shall pay the commission due Broker in accordance with the separate written agreement between Seller and Broker.

6.2 Buyer. Buyer covenants and agrees with Seller as follows:

(a) Buyer shall indemnify Seller for, and defend Seller against, and hold Seller harmless from all actions, claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, that may be suffered or incurred by Seller if any representation or warranty made by Buyer in section 5.2 hereof or in Buyer’s Closing Certificate was untrue or incorrect in any respect when made or that may be caused by any breach by Buyer of any such representation or warranty.

(b) Except for liabilities retained or incurred by Seller hereunder, from and after the Closing, Buyer shall indemnify Seller and its affiliates and their respective officers, directors, employees and agents (collectively, “Seller’s Affiliates”), defend Seller and Seller’s Affiliates against, and hold Seller and Seller’s Affiliates harmless from and against all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements based upon, arising out of, in connection with or relating to the Property, including, without limitation, any such liabilities that are caused by any failure by Buyer to perform the obligations of the landlord under the Leases first accruing on or after the date of this Agreement or of the Property owner under the Contracts first accruing on or after the date of this Agreement.

6.3 Casualty Damage. If, before the Closing Date, the improvements on the Property are damaged by any insured casualty and the cost to restore such improvements, as reasonably agreed by Seller and Buyer, is more than Five Million Dollars ($5,000,000), Buyer shall have the right, by giving notice to Seller within thirty (30) days after Seller gives notice of the occurrence of such casualty to Buyer, to terminate this Agreement, in which event this Agreement shall terminate. If, before the Closing Date, the improvements on the Property are damaged by any casualty not covered by insurance and the cost to restore such improvements, as reasonably determined by Seller and Buyer, is more than Two Million Dollars ($2,000,000) (such an event being referred to as a “Major Uninsured Casualty”), Seller and Buyer each shall have the right, by giving notice to the other within thirty (30) days after Seller gives notice of the occurrence of such casualty to Buyer, to terminate this Agreement, in which event this Agreement shall terminate. If, in the event of a Major Uninsured Casualty, Seller elects to terminate this Agreement (as provided above), then Buyer may override such election by agreeing, in writing, to assume the responsibility for such damage with no right to any claim against Seller on account thereof, in which event the subject transaction shall proceed as if such damage had not occurred. If this Agreement terminates as result of an election by Buyer or Seller following a Major Uninsured Casualty the Deposit shall be immediately returned to Buyer. If, before the Closing Date, the improvements on the Property are damaged by any insured casualty and the cost to restore such improvements, as reasonably determined by Buyer, is Five Million Dollars ($5,000,000) or less, or the improvements on the Property are damaged by any casualty not covered by insurance and the cost to restore such improvements, as reasonably determined by Seller and Buyer, is Two Million Dollars ($2,000,000) or less, or either Seller or Buyer has the right to terminate this Agreement pursuant to either of the preceding sentences but neither Seller nor Buyer exercises such right, then this Agreement shall remain in full force and effect and, on the Closing Date, any insurance proceeds (or, if not theretofore received, the right to receive such proceeds) payable to Seller on account of the damage shall be transferred to Buyer and the amount of any deductible under Seller’s insurance policy to the extent of the restoration cost as reasonably determined by Seller and Buyer shall be a credit to Buyer against the total purchase price for the Property. Seller shall give notice to Buyer reasonably promptly after the occurrence of any damage to the improvements on the Property by any casualty. If necessary, the Closing Date shall be postponed until Seller has given any notice to Buyer required by this section 6.3 and the period of thirty (30) days described in this section 6.3 has expired, and the restoration cost has been determined by Seller and Buyer.

6.4 Eminent Domain. If, before the Closing Date, proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property which, as reasonably determined by Buyer, would render the Property unsuitable for Buyer’s intended use, Buyer shall have the right, by giving notice to Seller within thirty (30) days after Seller gives notice of the commencement of such proceedings to Buyer, to terminate this Agreement, in which event this Agreement shall terminate. If, before the Closing Date, proceedings are commenced for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or if Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, on the Closing Date, the condemnation award (or, if not theretofore received, the right to receive such award) payable to Seller on account of the taking shall be transferred to Buyer. Seller shall give notice to Buyer reasonably promptly after Seller’s receiving notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property. If necessary, the Closing Date shall be postponed until Seller has given any notice to Buyer required by this section 6.4 and the period of thirty (30) days described in this section 6.4 has expired. For purposes of this section 6.4, a “material part of the Property” shall mean a part of the Property that would result in a decrease of the value of the Property by ten percent (10%) of the Purchase Price or more.

ARTICLE 7

Conditions Precedent

7.1 Seller. The obligations of Seller under this Agreement are subject to satisfaction of all of the conditions set forth in this section 7.1. Seller may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing. No such waiver shall constitute a waiver by Seller of any of its rights or remedies if Buyer defaults in the performance of any covenant or agreement to be performed by Buyer under this Agreement or if Buyer breaches any representation or warranty made by Buyer in section 5.2 hereof or in Buyer’s Closing Certificate. If any condition set forth in this section 7.1 is not fully satisfied or waived in writing by Seller, this Agreement shall terminate, but without releasing Buyer from liability if Buyer defaults in the performance of any such covenant or agreement to be performed by Buyer or if Buyer breaches any such representation or warranty made by Buyer before such termination.

(a) On the Closing Date, Buyer shall not be materially in default in the performance of any material covenant to be performed by Buyer under this Agreement; provided, however, prior to any termination pursuant to this paragraph, Seller shall provide Buyer with written notice of such default and Buyer shall have one (1) business day to cure such default.

(b) On the Closing Date, all representations and warranties made by Buyer in section 5.2 hereof shall be true and correct in all material respects as if made on and as of the Closing Date and Seller shall have received a Buyer’s Closing Certificate (“Buyer’s Closing Certificate”) in the form of Exhibit G attached hereto, certifying to Seller that all of Buyer’s representations and warranties are materially true and correct on and as of the Closing Date, with only such exceptions (other than material adverse exceptions) as are necessary to reflect facts or circumstances arising between the date of this Agreement and the Closing Date that would make any such representation or warranty untrue or incorrect on and as of the Closing Date.

(c) On the Closing Date, no judicial or administrative suit, action, investigation, inquiry or other proceeding by any person shall have been instituted against Seller that challenges the validity or legality of any of the transactions contemplated by this Agreement.

7.2 Buyer. The obligations of Buyer under this Agreement are subject to satisfaction of all of the conditions set forth in this section 7.2. Buyer may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing. No such waiver shall constitute a waiver by Buyer of any of its rights or remedies if Seller defaults in the performance of any covenant or agreement to be performed by Seller under this Agreement or if Seller breaches any representation or warranty made by Seller in section 5.1 hereof or in Seller’s Closing Certificate. If any condition set forth in this section 7.2 is not fully satisfied or waived in writing by Buyer, this Agreement shall terminate, but without releasing Seller from liability if Seller defaults in the performance of any such covenant or agreement to be performed by Seller or if Seller breaches any such representation or warranty made by Seller before such termination and Buyer shall be entitled to the immediate return of the Deposit.

(a) On the Closing Date, Seller shall not be materially in default in the performance of any material covenant to be performed by Seller: provided, however, prior to any termination pursuant to this paragraph, Buyer shall provide Seller with written notice of such default and Seller shall have one (1) business day to cure such default.

(b) On the Closing Date, all representations and warranties made by Seller in section 5.1 hereof shall be true and correct in all material respects as if made on and as of the Closing Date and Buyer shall have received a Seller’s closing certificate (“Seller’s Closing Certificate”) in the form of Exhibit H attached hereto, certifying to Buyer that all of Seller’s representations and warranties are materially true and correct on and as of the Closing Date, with only such exceptions (other than material adverse exceptions) as are necessary to reflect facts or circumstances arising between the date of this Agreement and the Closing Date that would make any such representation or warranty untrue or incorrect on and as of the Closing Date; provided that if Seller’s Closing Certificate includes any material adverse exceptions, Seller shall have the right, but not the obligation, upon written notice to Buyer, to postpone the Closing Date for up to seven (7) days and to take any action available to Seller that Seller deems appropriate to allow Seller to deliver Seller’s Closing Certificate at the Closing (as so postponed) without material adverse exception. If requested, Buyer shall cooperate in good faith with Seller in connection therewith. For purposes of this section 7.2(b), “material” shall mean any matter that would result in damages of, or decrease the value of the Property by, two percent (2%) of the Purchase Price or more.

(c) On the Closing Date, the Title Company shall be irrevocably committed and prepared to issue to Buyer a standard owner’s policy of title insurance, with liability equal to the total purchase price for the Property, insuring Buyer that fee title to the Property is vested in Buyer subject only to the Permitted Exceptions and the usual preprinted exceptions (the “Title Policy”).

(d) On the Closing Date, Buyer shall have received Tenant Estoppel Certificates executed by tenants which in the aggregate lease at least seventy percent (70%) of the total leased rentable square footage of office space on the Property (collectively, the “Minimum Estoppel Requirement”). In the event Seller cannot for any reason obtain a Tenant Estoppel Certificate from tenants under the Leases sufficient to reach the Minimum Estoppel Requirement, Seller, at its option, may deliver to Buyer a Seller’s estoppel certificate substantially in the form of Exhibit F-2 attached hereto with respect to any tenants such that when combined with the Tenant Estoppel Certificates that were obtained, will satisfy the Minimum Estoppel Requirement. If Seller obtains a Tenant Estoppel Certificate from any such tenant after delivery of such Seller’s estoppel certificate with respect to such tenant, such Seller’s estoppel certificate shall, after delivery thereof to Buyer and as of the date of such Tenant Estoppel Certificate, be void ab initio and shall have no further force or effect.

(e) On the Closing Date, no judicial or administrative suit, action, investigation, inquiry or other proceeding by any person shall have been instituted against Buyer that challenges the validity or legality of any of the transactions contemplated by this Agreement.

ARTICLE 8

Closing

8.1 Procedure. Seller and Buyer shall cause the following to occur at the Closing on the Closing Date:

(a) The Title Company shall be unconditionally prepared to record the Deed for the Real Property, duly executed and acknowledged by Seller, in the Office of the Multnomah County Recorder in the State of Oregon.

(b) Seller shall date as of the Closing Date, execute and deliver to Buyer (i) the Assignment of Leases, (ii) the Bill of Sale, (iii) the Assignment of Contracts, (iv) the Assignment of Permits, (v) a Certificate of Non-Foreign Status in the form of Exhibit I attached hereto, (vi) Seller’s Closing Certificate, (vii) a letter to all Tenants under the Leases notifying them that the Property has been sold to Buyer and directing them to pay future rent and other charges to Buyer at the address to be furnished by Buyer, and (viii) such other documents as are reasonably necessary to effectuate the sale of the Property to Buyer (including any state, county or city transfer tax declarations).

(c) Buyer shall date as of the Closing Date, execute and deliver to Seller (i) the Assignment of Leases, (ii) the Assignment of Contracts, (iii) Buyer’s Closing Certificate, and (iv) such other documents as are reasonably necessary to effectuate the sale of the Property to Buyer (including any state, county or city transfer tax declarations).

(d) Buyer shall pay to Seller the Purchase Price for the Property in cash in immediately available funds in accordance with section 2.1 hereof.

8.2 Possession. Subject to the Leases, Seller shall transfer possession of the Property to Buyer on the Closing Date including delivery of all keys, codes, and other security devices for the Property. Seller shall, on the Closing Date, deliver to Buyer the Leases, Contracts, Permits and any other plans and specifications, certificates, licenses and approvals relating to the Property in the possession of Seller, which shall become the property of Buyer on the Closing Date, and copies of all of Seller’s books and records relating to the operation of the Real Property.

8.3 Closing Costs. Seller shall pay for the standard portion of the Title Policy and the cost of any endorsements or additional coverage obtained at the request of Seller in order to eliminate or insure over a title matter to which Buyer objected under, and in accordance with procedure described in, section 1.2 hereof. Except as provided above, Buyer shall pay the cost of any upgrades, endorsements, co-insurance and reinsurance to the Title Policy, including the cost of extended coverage over general exceptions. Buyer shall be responsible for any applicable city, county and/or state transfer tax. Buyer shall pay recording charges for the Deed. Escrow fees and any other expenses of the escrow for the sale shall be split equally between Buyer and Seller. Any other costs shall be paid in accordance with local custom.

8.4 Prorations. Prior to the Closing, Seller shall provide to Buyer a draft proration schedule and information and verification reasonably necessary to support such prorations schedule. Buyer and Seller shall use their reasonable best efforts to finalize as many items on such proration schedule as possible before the Closing. The items in subparagraphs (a) through (d) of this section 8.4 shall be prorated between Seller and Buyer based on the actual number of days in the applicable period, as of the end of day immediately preceding the Closing Date, with Seller being entitled to income and obligated for expenses attributable to the period prior to the Closing Date, and Buyer being entitled to the income and obligated for expenses attributable to the Closing Date and thereafter.

(a) Real Estate Taxes and Assessments. Seller or Buyer, as the case may be, shall be allocated real estate taxes and assessment installment payments (including, any assessments imposed by private covenant) applicable to Buyer’s period of ownership or applicable to Seller’s period of ownership, respectively, even if such taxes and assessment installment payments are not yet due and payable.

(b) Rent. Buyer shall receive a credit for any rent and other income (and any applicable state or local tax on rent) under the Leases collected by Seller before the Closing that applies to any period after the Closing. Uncollected rent and other uncollected income shall not be prorated at the Closing. After the Closing, Buyer shall apply all rent and income collected by Buyer from the tenants, unless such tenant properly identifies the payment as being for a specific item, first to tenant’s monthly rental for the then current month, second to the tenant’s monthly rental for the month in which the Closing occurred and then to arrearages in the reverse order in which they were due, remitting to Seller, after deducting any actual out-of-pocket collection costs, any rent properly allocable to Seller’s period of ownership. Buyer shall bill and attempt to collect such rent arrearages in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any rent arrearages. Any rent or other income received by Buyer after the Closing that is owed to Seller shall be held in trust and remitted to Seller promptly after receipt. Buyer’s obligations under this section 8.4(b) shall terminate as of the date set forth in section 8.5, and Buyer shall retain any past due rents received after such date. All tenant security deposits (and interest thereon if required by law or contract to be earned thereon) shall be transferred or credited to Buyer at the Closing. Any letters of credit or other non-cash tenant security deposits held by Seller shall be transferred and re-issued to Buyer. As of the Closing, Buyer shall assume Seller’s obligations related to tenant security deposits, but only to the extent they are properly credited and transferred to Buyer.

(c) Contracts and Operating Expenses. Seller or Buyer, as the case may be, shall receive a credit for regular charges under the Service Contracts and for operating expenses, paid and applicable to Buyer’s period of ownership or payable and applicable to Seller’s period of ownership, respectively. Amounts due under the Construction Contracts shall be paid in accordance with sections 8.4(e) and (f).

(d) Utilities. Without duplication of the apportionment for operating expense pass-throughs, unreimbursed charges for assessments for sewer and water and other utilities, including charges for consumption of electricity, steam and gas and any other receipts or charges, as applicable, shall be apportioned by Buyer and Seller within four (4) weeks after the Closing. Seller shall use reasonable efforts to have all meters read as close to, but before, the Closing as is feasible, and shall be responsible for amounts shown due by reason of such readings.

(e) Seller TI/LC Obligations. Buyer shall receive a credit against the Purchase Price for the improvement, moving, relocation or other payments, credits, allowances or obligations to tenants and leasing commissions accrued by Seller that are described on Schedule 10 attached hereto (the “Seller TI/LC Obligations”) to the extent they are not paid by Seller on or before the Closing. Buyer shall assume the obligation to pay such costs as and when they become due and payable.

(f) Buyer TI/LC Obligations. Buyer shall be responsible for all improvement, moving, relocation or other payments, credits, allowances or obligations to tenants (including any parking subsidy obligations) and leasing commissions for all Leases other than the Seller TI/LC Obligations (the “Buyer TI/LC Obligations”). Buyer shall reimburse Seller through escrow for any of the Buyer TI/LC Obligations paid by Seller prior to the Closing.

(g) BETC Credit. Seller shall have no further interest in the Building Energy Tax Credit (the “BETC”) available from the Oregon Department of Energy in connection with the Property. Seller shall cooperate with Buyer in connection with the transfer of the BETC to Buyer following the Closing.

8.5 Tenant Reconciliations and Post-Closing Adjustments. On or before the date that is one (1) year after the Closing (the “Reconciliation Date”), Buyer shall prepare and present to Seller a calculation of the proration of operating expense pass-throughs and other items based upon the actual amount of such items charged to or received by the parties for their period of ownership in 2011. The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Buyer’s calculation. Seller may inspect

Buyer’s books and records related to the Property to confirm the calculation. Such adjusting payment shall be considered final and no additional post-Closing adjustment for any incorrect proration or adjustment shall be made. To the extent that there is insufficient information on the Reconciliation Date to accurately complete the proration of income and expense, Buyer shall prepare and present to Seller a calculation of operating expense and real property taxes pass-throughs under the Leases and other items based upon the actual amount of such items charged to or received by the parties for their period of ownership on or before the Reconciliation Date.

8.6 Post-Closing Access. For a period of at least one (1) year after the Closing, upon reasonable prior notice and during normal business hours, Buyer shall provide Seller and Seller’s designated accountants and auditors with access to the books and records of the Property and all similar information relating to the period prior to the Closing Date.

ARTICLE 9

General

9.1 Notices. All notices and other communications under this Agreement shall be properly given only if made in writing and (i) mailed by certified mail, return receipt requested, postage prepaid, or (ii) delivered by hand (including messenger or recognized delivery, courier or air express service), or (iii) by facsimile or email (accompanied by telephonic notice) provided however, that if such communication is given via facsimile transmission or email, an original counterpart of such communication shall concurrently be sent in the manner specified in item (ii) above, to the party at the address set forth in this section 9.1 or such other address as such party may designate by notice to the other party pursuant to this section 9.1. Such notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed, on the date of such hand delivery if hand delivered, on the date of facsimile confirmation (provided that the foregoing requirements in connection with such facsimile are satisfied) or on the date the email is sent, provided that the sender does not receive any failure of delivery notice (provided that the foregoing requirements in connection with such email are satisfied). If any such notice or other communication is not received or cannot be delivered due to a change in the address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such notice or other communication shall be effective on the date delivery is attempted. Any notice or other communication under this Agreement may be given on behalf of a party by the attorney for such party.

(a)	The address of Seller:

Two Main Development LLC

c/o Shorenstein Properties LLC

235 Montgomery Street, 16th Floor

San Francisco, CA 94104

Attention: Andrew Friedman

Telephone: (415) 772-7174

Facsimile: (415) 765-9080

Email: afriedman@shorenstein.com

with a copy to:

Shorenstein Properties LLC

235 Montgomery Street, 15th Floor

San Francisco, CA 94104

Attention: Corporate Secretary

Telephone: (415) 772-7017

Facsimile: (415) 772-7080

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP

50 Fremont Street

San Francisco, California 94105

Attention: Stephen M. Wright, Esq.

Telephone:(415) 983-1188

Facsimile: (415) 983-1200

Email: stephen.wright@pillsburylaw.com

(b)	The address of Buyer is:

American Assets Trust, L.P.

c/o American Assets Trust, Inc.

11455 El Camino Real, Suite 200

San Diego, California 92130

Attention: Mr. John Chamberlain

Telephone: (858) 350-2600

Facsimile: (858) 350-2620

with a copy to:

American Assets Trust, L.P.

c/o American Assets Trust, Inc.

11455 El Camino Real, Suite 200

San Diego, California 92130

Attention: Adam Wyll, Esq.

Telephone: (858) 350-2600

Facsimile: (858) 350-2620

With a copy by e-mail to:

gis@smclawoffices.com

9.2 Attorneys’ Fees. If there is any legal action or proceeding between Seller and Buyer arising from or based on this Agreement, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees and expenses, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees and expenses shall be included in and as a part of such judgment.

9.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon without regard to principles of conflicts of laws.

9.4 Construction. Seller and Buyer acknowledge that each party and its counsel have reviewed and revised this Agreement and that the rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any document executed and delivered by either party in connection with the transactions contemplated by this Agreement. The captions in this Agreement are for convenience of reference only and shall not be used to interpret this Agreement.

9.5 Terms Generally. The defined terms in this Agreement shall apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “person” includes individuals, corporations, partnerships, limited liability companies, trusts, other legal entities, organizations and associations, and any government or governmental agency or authority. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “approval,” “consent” and “notice” shall be deemed to be preceded by the word “written.”

9.6 Further Assurances. From and after the date of this Agreement, Seller and Buyer agree to do such things, perform such acts, and make, execute, acknowledge and deliver such documents as may be reasonably necessary or proper and usual to complete the transactions contemplated by this Agreement and to carry out the purpose of this Agreement in accordance with this Agreement.

9.7 Partial Invalidity. If any provision of this Agreement is determined by a proper court to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement and this Agreement shall remain in full force and effect without such invalid, illegal or unenforceable provision.

9.8 Waivers. No waiver of any provision of this Agreement or any breach of this Agreement shall be effective unless such waiver is in writing and signed by the waiving party and any such waiver shall not be deemed a waiver of any other provision of this Agreement or any other or subsequent breach of this Agreement.

9.9 Miscellaneous. The Exhibits and Schedules attached to this Agreement are by this reference incorporated herein and made a part of this Agreement. Except as provided in paragraph (c) of section 1.2, neither Seller nor Buyer shall make any public announcement of this Agreement or the transactions contemplated by this Agreement without the prior consent of the other, unless any such announcement is reasonably necessary to comply with applicable law.

Buyer shall not assign or transfer this Agreement, or any interest in or part of this Agreement, without the prior consent of Seller. Notwithstanding the foregoing, Buyer shall have the right to assign this Agreement without the prior consent of Seller to any affiliate of Buyer or to an exchange accommodator in connection with any IRC Section 1031 tax deferred exchange, and in such case, Section 5.2(a) hereof shall automatically be amended to reflect the proper state of formation and type of entity of such assignee Buyer. No such assignment or transfer shall release Buyer from any obligation or liability under this Agreement. Subject to the foregoing, this Agreement shall benefit and bind Seller and Buyer and their respective personal representatives, heirs, successors and assigns. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement. This Agreement may not be amended or modified except by a written agreement signed by Seller and Buyer. This Agreement constitutes the entire and integrated agreement between Seller and Buyer relating to the purchase and sale of the Property and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect to the sale of the Property.

9.10 Time is of the Essence. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Assignment or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is not a business day, in which case the period shall be deemed to run until the end of the next day which is a business day.

9.11 Electronic Signatures. Each party (i) has agreed to permit the use, from time to time, of telecopied signatures in order to expedite the transaction contemplated by this Agreement, (ii) intends to be bound by its telecopied signature, (iii) is aware that the other will rely on the telecopied signature, and (iv) acknowledges such reliance and waives any defenses (other than fraud) to the enforcement of any document based on the fact that a signature was sent by telecopy. As used herein, the term “telecopied signature” shall include any signature sent via facsimile or via email in portable document format (“.pdf”).

9.12 Exculpation. No constituent shareholder, member or partner in or agent of Seller or Buyer nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, member, manager, partner, participant, representative or agent of any partnership, limited liability company, corporation, trust or other entity that has or acquires a direct or indirect interest in Seller or Buyer, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times. Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Seller and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Buyer’s assets for the payment of any claim or for any performance, and Seller, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.

9.13 Or. Rev. Stat. § 93.040. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND

REGULATIONS THAT, IN FARM OR FORESTRY ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITTING OF A RESIDENCE AND THAT LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, AND SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO VERIFY THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, AND SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009.

9.14 Like Kind Exchange. Buyer shall cooperate with Seller in effecting a tax-deferred exchange of the Property under Section 1031 of the Internal Revenue Code so long as no unreimbursed additional costs (other than Buyer’s internal costs and attorneys’ fees) or liabilities are incurred by Buyer. Likewise, Seller shall cooperate with Buyer in effecting a tax-deferred exchange of the Property under Section 1031 of the Internal Revenue Code so long as no unreimbursed additional costs (other than Seller’s internal costs and attorneys’ fees) or liabilities are incurred by Seller. Nothing contained in this section 9.14 shall result in any delay of the Closing Date.

9.15 Regulation 3-14 Cooperation. Seller acknowledges that it has been advised that Buyer is an affiliate of American Assets Trust, Inc. (“AAT”), a real estate investment trust, and that, as such, Buyer will require cooperation from Seller in meeting certain regulatory requirements applicable to Buyer. Upon Buyer’s written request, during the period commencing on the date of this Agreement and ending two (2) years following the Closing, Seller shall make Seller’s books and records (to the extent not delivered to Buyer in accordance with the requirements of section 8.2) available to Buyer for inspection, copying, and audit by Buyer’s designated accountants, at Buyer’s expense, to enable or assist AAT to make any necessary or appropriate filings (as specified on attached Exhibit J), if, as, and when such filing may be required by the Securities and Exchange Commission (the “Commission”) or otherwise by applicable law. Furthermore, and without limiting the foregoing, for a period of two (2) years following the Closing, Seller, or, in the event Seller is dissolved, an affiliate of Seller reasonably acceptable to Buyer shall execute, from time to time upon reasonable advanced notice, the form of audit letter contained in attached Exhibit K, as the same may be modified from time to time to reflect only the Seller’s period of ownership. The covenants and agreements set forth in this section 9.15 shall survive the Closing for a period of two (2) years.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first hereinabove written.

SELLER:

TWO MAIN DEVELOPMENT LLC, a Delaware limited liability company

By:	/S/ ANDREW FRIEDMAN
Name:	Andrew Friedman
Title:	Vice President

BUYER:

AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership

By:	AMERICAN ASSETS TRUST, INC., a Maryland corporation, its General Partner

	By:	/S/ JOHN W. CHAMBERLAIN
John W. Chamberlain
President and CEO

Title Company acknowledges receipt of the Deposit in the amount of One Million Dollars ($1,000,000) and a copy of this Agreement executed by both Buyer and Seller.

Dated: March 2, 2011	CHICAGO TITLE INSURANCE COMPANY

	By	/s/ Terina Kung

	Its	Escrow officer

EXHIBIT A

FORM OF DEED

After Recording Return to:

Until a change is requested, all tax

Statements shall be sent to:

STATUTORY SPECIAL WARRANTY DEED

             , a              (“Grantor”) conveys and specially warrants to             , a              (“Grantee”) the real property located in Multnomah County, Oregon, described on the attached Exhibit A, free of encumbrances created or suffered by Grantor except for those described on the attached Exhibit B.

The true consideration for this conveyance is                     .

BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, AND SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009. THIS INSTRUMENT DOES NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, AND SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009.

Dated this              day of             , 2011.

Exhibit A

EXHIBIT B

ASSIGNMENT OF LEASES

THIS ASSIGNMENT OF LEASES, made as of             ,             , by and between             , a              (“Seller”), and             , a              (“Buyer”),

W I T N E S S E T H:

For valuable consideration, receipt of which is acknowledged, Seller and Buyer agree as follows:

1. Assignment and Assumption.

(a) Seller hereby assigns and transfers to Buyer all right, title and interest of Seller in, to and under the leases, lease amendments, lease guaranties, work letter agreements, improvement agreements, subleases, assignments, licenses, concessions and other agreements described in Exhibit 1 attached hereto and made a part hereof (the “Leases”).

(b) Buyer hereby accepts the foregoing assignment, and assumes and agrees to perform all of the covenants and agreements in the Leases to be performed by the landlord thereunder that arise or accrue from and after the date of this Assignment.

2. Indemnification.

(a) Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are caused by any failure by Seller to perform any of the obligations of the landlord under the Leases before the date of this Assignment. Seller’s indemnity obligations under this Assignment shall terminate nine (9) months from the date of this Assignment and in no event shall the aggregate liability of Seller under this Assignment, that certain Assignment of Contracts between Seller and Buyer dated as of March __, 2011 and section 6.1(b) of that certain Purchase Agreement between Seller and Buyer dated as of March __, 2011 exceed Three Million Dollars ($3,000,000).

(b) Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are caused by any failure by Buyer to perform any of the obligations of the landlord under the Leases first accruing on or after the date of this Assignment.

3. Further Assurances. Seller and Buyer agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

4. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Oregon.

Exhibit B

5. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective personal representatives, heirs, successors and assigns.

IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment as of the date first hereinabove written.

SELLER:

BUYER:

Exhibit B

EXHIBIT C

BILL OF SALE

For valuable consideration, receipt of which is acknowledged,             , a              (“Seller”), hereby sells, assigns, transfers and delivers to             , a              (“Buyer”), all of the personal property, tangible or intangible, owned by Seller and used exclusively in connection with the operation of the real property described on Exhibit 1 attached hereto but excluding those items described in Exhibit 2 attached hereto (the “Personal Property”).

SELLER HAS MADE NO AFFIRMATION OF FACT OR PROMISE RELATING TO THE PERSONAL PROPERTY THAT HAS BECOME ANY BASIS OF THIS BARGAIN OTHER THAN THAT SELLER HAS NOT PREVIOUSLY ASSIGNED, TRANSFERRED OR CONVEYED ANY SUCH PERSONAL PROPERTY, AND FURTHER, SELLER HAS MADE NO AFFIRMATION OF FACT OR PROMISE RELATING TO THE PERSONAL PROPERTY THAT WOULD CONFORM TO ANY SUCH AFFIRMATION OR PROMISE. SELLER DISCLAIMS ANY WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE WHATEVER WITH RESPECT TO THE PERSONAL PROPERTY. THE PERSONAL PROPERTY IS SOLD ON AN “AS IS” BASIS.

Dated:             .

SELLER:

Exhibit C

EXHIBIT D

ASSIGNMENT OF CONTRACTS

THIS ASSIGNMENT, made as of             ,             , by and between             , a              (“Seller”), and             , a              (“Buyer”),

W I T N E S S E T H:

For valuable consideration, receipt of which is acknowledged, Seller and Buyer agree as follows:

1. Assignment and Assumption.

(a) Seller hereby assigns and transfers to Buyer all right, title and interest of Seller in, to and under the contracts (the “Contracts”) described in Exhibit 1 attached hereto and made a part hereof and all warranties and guarantees associated with the property described in Exhibit 2.

(b) Buyer hereby accepts the foregoing assignment, and assumes and agrees to perform all of the covenants and agreements in the Contracts to be performed by Seller thereunder that arise or accrue from and after the date of this Assignment.

2. Indemnification.

(a) Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are caused by any failure by Seller to perform the obligations of Seller under the Contracts before the date of this Assignment. Seller’s indemnity obligations under this Assignment shall terminate nine (9) months from the date of this Assignment and in no event shall the aggregate liability of Seller under this Assignment, that certain Assignment of Leases between Seller and Buyer dated as of March __, 2011 and section 6.1(b) of that certain Purchase Agreement between Seller and Buyer dated as of March __, 2011 exceed Three Million Dollars ($3,000,000).

(b) Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are caused by any failure by Buyer to perform the obligations of Buyer under the Contracts first accruing on or after the date of this Assignment.

3. Further Assurances. Seller and Buyer agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

4. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Oregon.

Exhibit D

5. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective personal representatives, heirs, successors and assigns.

IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment as of the date first hereinabove written.

SELLER:

BUYER:

Exhibit D

EXHIBIT E

ASSIGNMENT OF PERMITS

For valuable consideration, receipt of which is acknowledged,             , a             (“Seller”), hereby assigns and transfers to             , a             (“Buyer”), all of Seller’s right, title and interest in, to and under all building permits, certificates of occupancy and other certificates, permits, licenses and approvals (the “Permits”) pertaining solely to the real property described on Exhibit 1 attached hereto or to Seller’s interest in all buildings, structures, improvements, machinery, fixtures and equipment affixed or attached to such real property and all easements and rights appurtenant to such real property

Dated:                     .

SELLER:

Exhibit E

EXHIBIT F-1

TENANT ESTOPPEL CERTIFICATE

The undersigned (“Tenant”) hereby certifies to              (“Buyer”), as follows:

1.	Attached to this Estoppel Certificate as Exhibit 1 is an accurate and complete list of the lease and all amendments and modifications thereto and guaranties thereof (the “Lease”) by which Tenant leases the space described therein (the “Premises”), which space is located in the building located at 100 SW Main Street, Portland, Oregon (the “Building”), currently owned by Two Main Development LLC (“Landlord”). The Building, the land on which the Building is located and any other improvements located on such land are herein collectively referred to as the “Property”.

2.	The term of the Lease has commenced and the full rent is: [check one]

☐	now accruing under the Lease in the amount of $ per month for base rent plus operating expenses and taxes, subject to adjustment as set forth in the Lease.

☐	will begin to accrue on .

3.	No monthly rent (excluding security deposits) has been paid more than thirty days in advance except as follows (if none, please state “none”).

4.	Landlord holds a security deposit of $ (if none, please state “none”) and a letter of credit in the amount of $ (if none, please state “none”) under the Lease.

5.	The Lease is in full force and effect, has not been amended or modified (except for the amendments or modifications, if any, identified in Exhibit 1 attached to this Tenant Estoppel Certificate), and constitutes the entire agreement and only lease between Landlord and Tenant relating to the Premises.

6.	Except as expressly set forth in the Lease, Tenant has not been granted any options to terminate the term of the Lease earlier than the date specified in Paragraph 2 above, nor any options and/or rights of first refusal to extend the term of the Lease or to lease any other space in the Property. Tenant does not have any outstanding options to purchase, or rights of first refusal or first offer to purchase, the Premises or any part of the Property. Tenant has no parking rights related to the Premises except as set forth in the Lease.

7.	To Tenant’s current actual knowledge, as of the date of this Estoppel Certificate, there is no breach or default by Landlord under the Lease and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Landlord under the Lease. To Tenant’s current actual knowledge, as of the date of this Estoppel Certificate, Tenant has no defense, claim or demand against the landlord, under the Lease or otherwise, which can be offset against rents or other charges due or to become due under the Lease.

Exhibit F-1

8.	Tenant has not assigned the Lease or subleased all or any part of the premises thereunder other than by a document identified in Exhibit 1 attached hereto.

9.	Tenant is not a debtor in any bankruptcy case or other insolvency proceeding relating to Tenant. To Tenant’s current actual knowledge, any guarantor of the Lease (“Guarantor”), as of the date of this Estoppel Certificate is not a debtor in any bankruptcy case or other insolvency proceeding relating to Guarantor.

10.	All improvements required to be completed by Landlord have been completed and there are no contributions, credits, free rent, rent abatements, deductions or other sums due to Tenant from Landlord except .

Notwithstanding anything contained in this Estoppel Certificate, nothing contained in this Estoppel Certificate shall constitute or be deemed to constitute an amendment, modification or waiver of any term or condition of the Lease or any right or remedy of Tenant thereunder. In the event of a conflict between the Lease and this Estoppel Certificate, the Lease shall control.

The foregoing information is accurate and complete. Tenant acknowledges that Buyer will rely on this Tenant Estoppel Certificate in purchasing such building from the current owner and Tenant agrees that Buyer shall have the right to rely on this Estoppel Certificate in connection therewith.

Dated:             .

TENANT:

By:
Name:
Title:

Exhibit F-1

EXHIBIT F-2

SELLER ESTOPPEL CERTIFICATE

The undersigned (“Landlord”) hereby certifies to              (“Buyer”),             , as follows:

1.	Attached to this Estoppel Certificate as Exhibit 1 is an accurate and complete list of the lease and all amendments and modifications thereto and guaranties thereof (the “Lease”) by which (“Tenant”) leases the space described therein (the “Premises”), which space is located in the building located at , Portland, Oregon (the “Building”), currently owned by LLC (“Landlord”). The Building, the land on which the Building is located and any other improvements located on such land are herein collectively referred to as the “Property”.

2.	The term of the Lease has commenced and the full rent is: [check one]

☐	now accruing under the Lease in the amount of $ per month for base rent plus operating expenses and taxes, subject to adjustment as set forth in the Lease.

☐	will begin to accrue on .

3.	No monthly rent (excluding security deposits) has been paid more than thirty days in advance except as follows (if none, please state “none”).

4.	Landlord holds a security deposit of $ (if none, please state “none”) and a letter of credit in the amount of $ (if none, please state “none”) under the Lease.

5.	The Lease is in full force and effect, has not been amended or modified (except for the amendments or modifications, if any, identified in Exhibit 1 attached to this Tenant Estoppel Certificate), and constitutes the entire agreement and only lease between Landlord and Tenant relating to the Premises.

6.	Except as expressly set forth in the Lease, Tenant has not been granted any options to terminate the term of the Lease earlier than the date specified in Paragraph 2 above, nor any options and/or rights of first refusal to extend the term of the Lease or to lease any other space in the Property. Tenant does not have any outstanding options to purchase, or rights of first refusal or first offer to purchase, the Premises or any part of the Property. Tenant has no parking rights related to the Premises except as set forth in the Lease.

7.	To Landlord’s current actual knowledge, as of the date of this Estoppel Certificate, there is no breach or default by Landlord under the Lease and Landlord has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Landlord under the Lease. To Landlord’s current actual knowledge, as of the date of this Estoppel Certificate, Tenant has no defense, claim or demand against the landlord, under the Lease or otherwise, which can be offset against rents or other charges due or to become due under the Lease.

Exhibit F-2

8.	To Landlord’s current actual knowledge, Tenant has not assigned the Lease or subleased all or any part of the premises thereunder other than by a document identified in Exhibit 1 attached hereto.

9.	To Landlord’s current actual knowledge, Tenant is not a debtor in any bankruptcy case or other insolvency proceeding relating to Tenant. To Landlord’s current actual knowledge, any guarantor of the Lease (“Guarantor”), as of the date of this Estoppel Certificate is not a debtor in any bankruptcy case or other insolvency proceeding relating to Guarantor.

10.	All improvements required to be completed by Landlord have been completed and there are no contributions, credits, free rent, rent abatements, deductions or other sums due to Tenant from Landlord except .

The foregoing information is accurate and complete. Landlord acknowledges that Buyer will rely on this Tenant Estoppel Certificate in purchasing such building from the current owner and Tenant agrees that Buyer shall have the right to rely on this Estoppel Certificate in connection therewith.

Dated:             .

[Signature]

Exhibit F-2

EXHIBIT G

SELLER’S CLOSING CERTIFICATE

For valuable consideration, receipt of which is acknowledged,              , a              (“Seller”), hereby certifies to              , a              (“Buyer”), that all representations and warranties made by Seller in section 5.1 of the Purchase Agreement dated              ,              , between Seller and Buyer (the “Purchase Agreement”) are materially true and correct on and as of the date of this Certificate except for any changes in the list of Leases attached to the Assignment of Leases from Schedule 2 attached to the Purchase Agreement (and all such changes are permitted under the terms of the Purchase Agreement) or in the list of Contracts attached to the Assignment of Contracts from Schedule 4 and Schedule 5 attached to the Purchase Agreement. This Certificate is executed by Seller and delivered to Buyer pursuant to the Purchase Agreement.

Dated:              .

SELLER:

Exhibit G

EXHIBIT H

BUYER’S CLOSING CERTIFICATE

For valuable consideration, receipt of which is acknowledged,              , a              (“Buyer”), hereby certifies to             , a              (“Seller”), that all representations and warranties made by Buyer in section 5.2 of the Purchase Agreement dated             ,             , between Seller and Buyer (the “Purchase Agreement”) are materially true and correct on and as of the date of this Certificate. This Certificate is executed by Buyer and delivered to Seller pursuant to the Purchase Agreement.

Dated:             .

BUYER:

Exhibit H

EXHIBIT I

CERTIFICATE OF NONFOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Shorenstein Realty Investors Eight, L.P., a Delaware limited partnership (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Seller is not a disregarded entity as defined in Income Tax Regulations section 1.1445-2(b)(2)(iii).

3. Seller’s U.S. employer identification number is             ; and

4. Seller’s office address is             .

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated:             .

SELLER:

Exhibit I

EXHIBIT J

SEC REQUIREMENTS

For the period of time commencing on the date of the Agreement to which this Exhibit is attached, and continuing through the second (2nd) anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance notice from Buyer, provide Buyer and its representatives, agents and employees with access to review and copy, in Seller’s offices, all financial and other information in Seller’s possession relating to the Property and pertaining to the period of Seller’s ownership and operation of the Property, which information is relevant and reasonably necessary, in the reasonable opinion of the outside, third party accountants (the “Accountants”) of AAT, to enable AAT and its Accountants to prepare financial statements in compliance with any or all of (a) Rule 3-14 of Regulation S-X of the Commission; (b) any other rule issued by the Commission and applicable to AAT; and (c) any other applicable requirements of any registration statement, report or disclosure statement filed with the Commission by, or on behalf of, AAT. Seller acknowledges and agrees that the following is a representative description of the information and documentation that AAT and the Accountants may require in order to comply with (a), (b) and (c) above:

Rent rolls for the calendar month in which the Closing occurs and the eleven (11) calendar months immediately preceding the calendar month in which the Closing occurs;

Seller’s written analysis of both (a) scheduled increases in base rent required under the Leases in effect on the Closing Date; and (b) rent concessions imposed pursuant to those Leases, of (a) and (b), provided Seller is not obligated to prepare any such analysis and need only provide any such analysis as may exist and be in Seller’s possession;

Seller’s internally-prepared Operating Statements;

Leases;

Exhibit J

Tax bills;

Seller’s cash receipt journal(s) and bank statements;

Seller’s general ledger;

Seller’s schedule of expense reimbursements required under Leases in effect on the Closing Date;

Schedule of those items of repairs and maintenance performed by, or at the direction of Seller, during Seller’s final fiscal year in which Seller owns and operates the Property (the “Final Fiscal Year”);

Schedule of those capital improvements and fixed asset additions made by, or at the direction of, Seller during the Final Fiscal Year;

Seller’s invoices with respect to expenditures made during the Final Fiscal Year;

Access (during normal and customary business hours) to responsible personnel to answer accounting questions; and

A representation letter in such form as is reasonably required by Buyer, signed by the individual(s) responsible for Seller’s financial reporting, which representation letter may be required to assist the Accountants in rendering an opinion on such financial statements (provided it is understood that Seller’s financial statements may be prepared on a Federal Income Tax accrual basis of accounting).

Exhibit J

EXHIBIT K

FORM AUDIT LETTER

(Letterhead of Seller)

Ladies and Gentlemen:

We are providing this letter in connection with your audit of the balance sheet of Two Main Development LLC (the “Property”) as of December 31, 2010, and the related statements of operations, member’s capital and cash flows for the year then ended, for the purpose of expressing an opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Property in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement. Materiality limitations do not apply to representations not directly related to amounts included in the financial statements.

We confirm, to our actual knowledge, the following representations made to you during your audit:

1. The financial statements referred to above are fairly presented in conformity with GAAP.

2. There have been no:

(a) Circumstances that have resulted in communications from the Property’s external legal counsel reporting evidence of a material violation of securities law or breach of fiduciary duty, or similar violation by the Property or any agent thereof.

(b) Communications from regulatory agencies concerning noncompliance with, or deficiencies in, financial reporting practices.

3. There are no:

(a) Violations or possible violations of laws or regulations, whose effects should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

(b) Unasserted claims or assessments that our lawyers have advised us are probable of assertion and must be disclosed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Certification (“ASC”) Section 450- Contingencies.

Exhibit K

(c) Other liabilities or gain or loss contingencies that are required to be accrued or disclosed by GAAP.

(d) Material transactions that have not been properly recorded in the accounting records underlying the financial statements.

(e) Events that have occurred subsequent to the balance sheet date and through the date of this letter that would require adjustment to or disclosure in the financial statement.

4. We acknowledge our responsibility for the design and implementation of programs and controls to prevent, deter and detect fraud. We understand that the term “fraud” includes misstatements arising from fraudulent financial reporting and misstatements arising from misappropriation of assets.

Misstatements arising from fraudulent financial reporting are intentional misstatements, or omissions of amounts or disclosures in financial statements to deceive financial statement users. Misstatements arising from misappropriation of assets involve the theft of an entity’s assets where the effect of the theft causes the financial statement not to be presented in conformity with GAAP.

5. We have no knowledge of any fraud or suspected fraud affecting the Property involving:

(a) Management,

(b) Employees who have significant roles in internal control over financial reporting, or

(c) Others where the fraud could have a material effect on the financial statements.

6. We have no knowledge of any allegations of fraud or suspected fraud affecting the entity received in communications from employees, former employees, analysts, regulators, short sellers, or others.

7. The Property has no plans or intentions that may materially affect the carrying value or classification of assets and liabilities.

8. We have no knowledge of any officer or director of the Property, or any other person acting under the direction thereof, having taken any action to fraudulently influence, coerce, manipulate or mislead you during your audit.

9. The following have been properly recorded or disclosed in the financial statement:

(a) Related party transactions including sales, purchases, loans, transfers, leasing arrangements, guarantees, ongoing contractual commitments and amounts receivable from or payable to related parties.

Exhibit K

We understand that the term “related party” refers to affiliates of the enterprise; entities for which investments are accounted for by the equity method by the enterprise; trusts for the benefit of employees, such as pension and profit sharing trusts that are managed by or under the trusteeship of management; principal owners of the enterprise; its management; members of the immediate families of principal owners of the enterprise and its management; and other parties with which the enterprise may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. Another party also is a related party if it can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

(b) Guarantees, whether written or oral, under which the Property is contingently liable, including guarantee contracts and indemnification agreements.

(c) Significant estimates and material concentrations known to management that are required to be disclosed in accordance with the AICPA’s Statement of Position (SOP) 94-6, Disclosure of Certain Significant Risks and Uncertainties. Significant estimates are estimates at the balance sheet date, which could change materially within the next year. Concentrations refer to volumes of business, revenues, available sources of supply, or markets or geographic areas for which it is reasonably possible that events could occur which would significantly disrupt normal finances within the next year. Concentrations include material sources of financing, including off· balance sheet arrangements and transactions with unconsolidated, limited purpose entities, and contingencies inherent in the arrangements, that are reasonably likely to affect the continued availability of liquidity and financing.

10. The Property has satisfactory title to all owned assets, and there are no liens or encumbrances on such assets, nor has any asset been pledged as collateral, except as disclosed in the financial statements.

11. The Property has complied with all aspects of contractual agreements that would have a material effect on the financial statement in the event of noncompliance.

Further, we confirm that we are responsible for the fair presentation in the financial statements of financial position, results of operations and cash flows in conformity with GAAP.

Very truly yours,

Exhibit K

Schedule 2 – List of Leases

USA GSA Armed Forces Recruiting (LOR07177)

1.	Special Requirements Package, dated 1/21/10

2.	Attachment 2 to SFO No. 9OR2095

3.	Solicitation for Offers, dated 3/4/10

4.	Proposal to Lease Space (for SFO 9OR2095), dated 3/31/10

5.	General Clauses

6.	Lease Agreement, dated 4/21/10

7.	Supplemental Lease Agreement No. 1, dated 7/26/10

8.	Representations and Certifications, dated 8/25/10

9.	Supplemental Lease Agreement No. 2, dated 9/13/10

10.	Supplemental Lease Agreement No. 3, dated 12/16/10

USA GSA Drug Enforcement Administration (LOR07127)

1.	Special Requirements Package, dated 9/16/09

2.	Solicitation for Offers, dated 10/13/09

3.	Amendment 1 to Solicitation for Offers 9OR2096, dated 11/24/09

4.	Amendment 2 to Solicitation for Offers 9OR2096, dated 12/3/09

5.	Amendment 3 to Solicitation for Offers 9OR2096, dated 12/22/09

6.	Proposal to Lease Space (for SFO 9OR2096), dated 1/21/10

7.	General Clauses

8.	Lease Agreement, dated 1/27/10

9.	Supplemental Lease Agreement No. 1, dated 5/21/10

10.	Supplemental Lease Agreement No. 2, dated 7/14/10

11.	Representations and Certifications, dated 8/25/10

12.	Supplemental Lease Agreement No. 3, dated 10/5/10

13.	Supplemental Lease Agreement No. 4, dated 12/16/10

USA GSA Internal Revenue Service (LOR07128)

1.	Special Requirements Package, dated 9/17/09

2.	Solicitation for Offers, dated 12/7/09

3.	Amendment 1 to Solicitation for Offers 9OR2122, dated 12/22/09

4.	Amendment 2 to Solicitation for Offers 9OR2122

5.	Proposal to Lease Space (for SFO 9OR2122), dated 1/21/10

6.	General Clauses

7.	Lease Agreement, dated 1/27/10

8.	Supplemental Lease Agreement No. 1, dated 6/9/10

9.	Supplemental Lease Agreement No. 3, dated 8/24/10

10.	Representations and Certifications, dated 8/25/10

11.	Supplemental Lease Agreement No. 4, dated 9/13/10

12.	Supplemental Lease Agreement No. 5, dated 11/10/10

13.	Supplemental Lease Agreement No. 6, dated 12/16/10

USA GSA Internal Revenue Service (LOR07130)

1.	Special Requirements Package, dated 10/13/09

2.	Solicitation for Offers, dated 11/17/09

3.	Amendment 1 to Solicitation for Offers 9OR2121, dated 12/17/09

4.	Amendment 2 to Solicitation for Offers 9OR2121, dated 12/22/09

5.	Proposal to Lease Space (for SFO 9OR2121), dated 1/21/10

6.	General Clauses

7.	Lease Agreement, dated 1/27/10

8.	Supplemental Lease Agreement No. 1, dated 6/9/10

9.	Supplemental Lease Agreement No. 2, dated 8/24/10

10.	Representations and Certifications, dated 8/25/10

11.	Supplemental Lease Agreement No. 3, dated 9/23/10

12.	Supplemental Lease Agreement No. 4, dated 11/22/10

13.	Supplemental Lease Agreement No. 5, dated 1/28/11

USA GSA US Department of Agriculture (LOR07146)

1.	Special Requirements Package, dated 10/15/09

2.	Solicitation for Offers, dated 1/6/10

3.	Proposal to Lease Space (for SFO 9OR2109), dated 1/20/10

4.	General Clauses

5.	Lease Agreement, dated 3/11/10

6.	Supplemental Lease Agreement No. 1, dated 6/9/10

7.	Supplemental Lease Agreement No. 2, dated 8/9/10

8.	Representations and Certifications, dated 8/25/10

9.	Supplemental Lease Agreement No. 3, dated 9/13/10

10.	Supplemental Lease Agreement No. 4, dated 12/16/10

USA GSA Veterans Benefits Administration (LOR07129)

1.	Special Requirements Package, dated 9/30/09

2.	Solicitation for Offers, dated 10/28/09

3.	Amendment 1 to Solicitation for Offers 9OR2105, dated 12/9/09

4.	Amendment 2 to Solicitation for Offers 9OR2105, dated 12/22/09

5.	Proposal to Lease Space (for SFO 9OR2105), dated 1/8/10

6.	General Clauses

7.	Lease Agreement, dated 1/27/10

8.	Supplemental Lease Agreement No. 1, dated 5/21/10

9.	Supplemental Lease Agreement No. 2, dated 7/26/10

10.	Supplemental Lease Agreement No. 4, dated 8/9/10

11.	Memo, dated 8/16/10

12.	Representations and Certifications, dated 8/25/10

13.	Supplemental Lease Agreement No. 5, dated 9/13/10

14.	Supplemental Lease Agreement No. 6, dated 11/22/10

15.	Supplemental Lease Agreement No. 7, dated 12/16/10

16.	Supplemental Lease Agreement No. 8, dated 1/28/11

Portland Energy Conservation, Inc.

1.	Lease Agreement, dated 8/26/10

2.	Commencement Letter, dated 2/1/11

Storage Agreements

1.	Storage Lease Agreement, dated 1/4/11

USAgencies Credit Union

1.	Lease Agreement, dated 10/12/10

2.	Commencement Letter, dated 11/16/10

tw telecom of oregon llc

1.	Communications License Agreement, dated 3/31/09

2.	First Amendment to Communications License Agreement, dated 5/29/09

3.	Confirmation of Relevant Dates, dated 12/20/10

Integra Telecom of Oregon, Inc.

1.	Communications License Agreement, dated 6/18/09

Schedule 3 – Excluded Personal Property

Description of Property	Quantity	Location

Signage
Type 21 - Entrance Closed - Silver	1	Storage Behind Mailroom
Type 21 - Please Pardon Inconvenience - Silver	1	Storage Behind Mailroom
Type 22 - Caution Please Watch Step	1	Storage Behind Mailroom
Type 22 - Caution - Wet Floor at Revolving Door	2	Storage Behind Mailroom
Type 25 - Restroom Closed Door Hanger	5	Storage Behind Mailroom
Type 28 - Caution Wet Floor	5	Storage Behind Mailroom
Type 69 - Please Pardon Inconvenience - Silver	4	Storage Behind Mailroom
Safety Cone Signs-Icy Conditions/Men Working
Above	12	Storage Behind Mailroom
Safety Cones & Accessories	10	Storage Behind Mailroom
Loading Dock Signs	3	Loading Dock
No Smoking Building Signs	6	Building Exterior
No Parking - Compactor	1	Loading Dock

Schedule 4 – Construction Contracts & Warranties

Construction Contracts:

Core & Shell – Hoffman Construction

AIA Document A111 – 1997

•	Standard Form of Agreement between Owner (Two Main LLC) and Contractor (Hoffman Construction Company of Oregon), dated 11/12/2007

AIA Document A201 – 1997

•	General Conditions of the Contract for Construction (including Exhibits A to I) Contract Correction Letter, dated 11/12/2007

Core & Shell – Architect

AIA Document B141 – 1997

•	Standard Form of Agreement between Owner (Two Main Development, LLC) and Architect (GBD Architects, Incorporated), dated 2/14/2008

GBD Sub-Consultant PL Insurance Requirements Letter, dated

2/28/2008 GSA Tenant Improvement Construction Contracts

Implementation Letter (DEA)

•	Between Owner (Two Main Development, LLC) and Contractor (Lease Crutcher Lewis, LLC), dated 4/5/2010

Implementation Letter (IRS – Permanent)

•	Between Owner (Two Main Development, LLC) and Contractor (Lease Crutcher Lewis, LLC), effective date 4/5/2010 and agreement date 6/14/2010

Implementation Letter (IRS – Temporary)

•	Between Owner (Two Main Development, LLC) and Contractor (Lease Crutcher Lewis, LLC), effective date 4/5/2010 and agreement date 6/14/2010

Implementation Letter (USDA OIG)

•	Between Owner (Two Main Development, LLC) and Contractor (Lease Crutcher Lewis, LLC), effective date 4/5/2010 and agreement date 6/11/2010

Implementation Letter (VBA)

•	Between Owner (Two Main Development, LLC) and Contractor (Lease Crutcher Lewis, LLC), effective date 4/5/2010 and agreement date 6/11/2010

Bike Hub Amenity Contract

Implementation Letter (Bike Hub), dated 1/26/2011

•

Agreement Between Owner (Shorenstein Realty Services, LP, a California Limited Partnership) and Contractor (Lease Crutcher Lewis, LLC) made pursuant to the On-Call Agreement between SRS and Contractor dated 10/31/2008

PECI Construction Contract

Implementation Letter (Portland Energy Conservation, Inc.), dated 10/3/2010

•

Agreement Between Owner (Shorenstein Realty Services, LP, a California Limited Partnership) and Contractor (Lease Crutcher Lewis, LLC) made pursuant to the On-Call Agreement between SRS and Contractor dated 10/31/2008

Schedule 1 Modification Notice

AIA Document B141 – 1997 between Shorenstein Realty Services, LP, a California Limited Partnership, (“Owners Agent”), and GBD Architects Incorporated, (“Architect”), dated 2/17/2011

AIA Document A111 – 1997 between Shorenstein Realty Services, LP, a California Limited Partnership, (“Owners Agent”), and Lease Crutcher Lewis, LLC, (“Contractor”), dated 3/12/2010

Construction Warranties

Letter of Warranty for Project: Shorenstein Realty Services: GSA First and Main – VBA Suite; Job #PC10585, dated 8/31/2010

Letter of Warranty for Project: Shorenstein Realty Services: GSA First and Main – DEA Suite; Job #PC10584, dated 8/31/2010

Letter of Warranty for Project: Shorenstein Realty Services: GSA First and Main – AFR Suite; Job #PC10591, dated 8/31/2010

Letter of Warranty for Project: Shorenstein Realty Services: GSA First and Main – OIG Suite; Job #PC10590, dated 8/31/2010

Letter of Warranty for Project: Shorenstein Realty Services: GSA First and Main – IRS-P Suite; Job #PC10586, dated 8/31/2010

Letter of Warranty for Project: Shorenstein Realty Services: GSA First and Main – IRS-T Suite; Job #PC10587, dated 8/31/2010

Schedule 5 – Service Contracts

Alarm Monitoring

Agreement for Alarm Monitoring Services, between Shorenstein Realty Services, L.P. and Convergint Technologies, LLC, dated June 1, 2010 (includes 6 other downtown properties).

Architects

Agreement between SRS and GBD Architects Incorporated, dated May 1, 2009. Modification notice dated February 17, 2011 reflecting Schedule 1 changes.

Carpet Cleaning

Agreement between SRS and Millennium Building Services, dated February 11, 2011.

Compactor Maintenance

Agreement for Project Services, between Shorenstein Realty Services, L.P. and Wessco, dated August 5, 2010.

Communications License

Communications License Agreement between Two Main Development LLC and Comcast of Tualatin Valley, Inc., dated April 26, 2010.

Fire System Testing

Agreement for Fire System Testing & Inspection & Preventative Maintenance, between Shorenstein Realty Services, L.P. and Convergint Technologies, dated January 18, 2011.

General Contractors

Agreement between Shorenstein Realty Services, L.P. and Lease Crutcher Lewis, October 31, 2008. Extension letter dated October 29, 2010 (extends contract to May 31, 2011). Modification Notice dated March 12, 2010 reflecting Schedule 1 changes.

Janitorial Services

Janitorial Services Agreement, between Shorenstein Realty Services, L.P. and GCA Services Group, dated August 1, 2010.

Landscaping

Service Contract between Teufel Nursery, Inc. and Two Main Development, LLC, dated February 25, 2011.

Life Safety System Maintenance & Testing

Agreement for Alarm Monitoring Services, between Shorenstein Realty Services, L.P., and Convergint Technologies, LLC, dated June 1, 2010.

Life Safety System Confidence Testing (Sprinkler System)

Fire Sprinkler Confidence Testing, Agreement for Project Services, between Shorenstein Realty Services, L.P. and Pacific Fire Systems, LLC, dated February 1, 2011

Parking Garage

Parking Management and Services Agreement between Shorenstein Realty Services, L.P. and City Center Parking, dated October 11, 2010.

Security Services

Security Services Agreement, between Shorenstein Realty Services, L.P. and ABM Security Services, dated January 14, 2011.

Waste Removal

Agreement for Project Services, Waste & Recycling Removal Services, between Shorenstein Realty Services, L.P., and Allied Waste Services, dated April 1, 2010.

Window Washing

Agreement for Project Services, between Shorenstein Realty Services, L.P. and Premier Cleaning Services, LLC, dated January 12, 2011.

National Contracts

Carpet & Floor Cleaning

Agreement for Project Services, between Shorenstein Realty Services, L.P. and Northwest Commercial Carpet & Floor Cleaning, dated January 1, 2008.

Construction

AIA Document A111 – 1997, Standard Form of Agreement between Shorenstein Realty Services, L.P., and Howard S. Wright Constructors, dated October 31, 2008. Schedule 1 Modification Notice, dated March 12, 2010. Contract Extension Letter, dated October 29, 2010.

AIA Document A111 – 1997, Standard Form of Agreement between Shorenstein Realty Services, L.P., and Russell Construction, Inc., dated October 31, 2008.

AIA Document A111 – 1997, Standard Form of Agreement between Shorenstein Realty Services, L.P., and Walsh Construction Co./Oregon, dated October 31, 2008. Schedule 1 Modification Notice, dated March 12, 2010.

Elevator / Escalator Maintenance

Elevator / Escalator Maintenance Agreement, between Shorenstein Realty Services, L.P. and Kone, Inc., dated October 1, 2007.

Engineering Services

Engineering Services Agreement, between Shorenstein Realty Services, L.P. and Able Engineering Services, Inc., dated December 1, 2010.

Environmental Consulting Services

Agreement for Environmental Consulting Services, between MACTEC Engineering and Consulting, Inc. and Shorenstein Realty Services, L.P., dated October 30, 2007. First Amendment to Agreement for Project Services, dated July 1, 2009.

Lease Administration

Agreement for Project Services, between Shorenstein Realty Services, L.P. and Realogic Analytics, Inc., dated May 11, 2009.

Vendor and Tenant Insurance Certificate Tracking

Agreement for Project Services between Shorenstein Realty Services, L.P. and Business Credentialing Services, dated October 1, 2009.

Schedule 6 – List of Building, Engineering and Environmental Reports

Building Reports:

Window Test Report #1 (B2728.00 – First & Main), dated 5/1/2009

•	Submitted by RDH Building Sciences Inc. for Window L9 Benson Curtainwall 1

Window Test Report #2 (B2728.00 – First & Main), dated 5/1/2009

•	Submitted by RDH Building Sciences Inc. for Window L9 Benson Curtainwall 2

Window Test Report #3 (B2728.00 – First & Main), dated 6/18/2009

•	Submitted by RDH Building Sciences Inc. for Window L4 Benson Curtainwall South

Window Test Report #4 (B2728.00 – First & Main), dated 9/2009

•	Submitted by RDH Building Sciences Inc. for Window L16 Benson Curtainwall South

Window Test Report #5 (B2728.00 – First & Main), dated 3/10/2010

•	Submitted by RDH Building Sciences Inc. for Window L1 Benson Curtainwall South

Window Test Report #6 (B2728.00 – First & Main), dated 3/10/2010

•	Submitted by RDH Building Sciences Inc. for Window L1 Fin Wall Location 1

Window Test Report #7 (B2728.00 – First & Main), dated 3/10/2010

•	Submitted by RDH Building Sciences Inc. for Window L1 Fin Wall Location 2

Environmental Reports:

Phase I Environmental Site Assessment Report, dated 6/20/2000

•	City Center Parking Lot, 1124 SW 2nd Street, Portland, OR

•	Submitted by SECOR International Incorporated for Urban Growth Property Trust

State of Oregon Department of Environmental Quality Memorandum

•	Conditional No Further Action Recommendation, First & Main site, ECSI# 4085, dated 6/11/2009

State of Oregon Department of Environmental Quality

•	Conditional No Further Action Determination, First and Main Office Building, City block of in Multnomah County, Tax Lot number 600, Tax Map 1S/1E-03BD, ESCI Site ID No. 4085, dated 10/13/2009

Closure Report, Proposed First and Main Office Building, dated 3/3/2009

•	By GeoDesign, Inc. for Oregon Department of Environmental Quality, Northwest Region and Shorenstein Realty Services, LP

Memorandum RE: First and Main Office Building (ESCI No. 4085), Additional Soil Excavation and Oversight

•	GeoDesign, Inc., dated 12/1/2009

Schedule 7 – Seller Disclosures

NONE

Schedule 8 – Security Deposits and Letter of Credit

NONE

Schedule 9 – Pending New Leases and Lease Amendments

Starbucks Corporation

Commercial Lease Agreement by and between Two Main Development, LLC and Starbucks Corporation for 1,782 USF for a lease term of ten (10) years and base rent of $21.00 psf/year for lease years 1 through 5 and $23.10 psf/year for lease years 6 through 10.

USA GSA Internal Revenue Service (LOR07128)

Supplemental Lease Agreement No. 7 (for overtime HVAC from 1/29/11 through 4/15/11 at a rate of $55.00 per hour)

Non-Binding Letter of Intent – RTJ Enterprises, LLC

Received by Seller 3/1/11, dated 2/9/11 from RTJ Enterprises, LLC dba Freshii for retail space of approximately 2,200 SF; terms not mutually agreed upon.

Non-Binding Letter of Intent – Scottrade, Inc.

Received by Seller 3/1/11, dated 2/24/11 from Scottrade, Inc. for retail space of approximately 1,600 SF to 1,800 SF; terms not mutually agreed upon.

Schedule 10 – Seller TI, LC and Base Building Obligations

Description	Amount

Starbucks Corporation
Tenant Improvements	$265,000.00
Leasing Commissions	$17,401.00

Portland Energy Conservation, Inc.
Tenant Improvements	$949,370.00
Leasing Commissions (to be paid by Seller 3/1/11)	$360,977.97

Bike Hub Amenity	$39,500